EXHIBIT 3.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            EXECUTIVE TELECARD, LTD.

                   -------------------------------------------

                  (adopted in accordance with the provisions of
              Section 245 of the Delaware General Corporation Law)

                   -------------------------------------------


             It is hereby certified that:

         1. The name of the corporation (the "Corporation") is Executive TeleCard, Ltd.

         2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 19, 1987, with the original name International 800 Telecard, Inc.

         3. This Restated Certificate of Incorporation amends, restates and integrates the Corporation's Certificate of Incorporation as heretofore amended, supplemented, and restated to read in its entirety as follows:

                                    ARTICLE I

                                      Name

             The name of the Corporation is:

                                  eGlobe, Inc.













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                                   ARTICLE II

                           Registered Office and Agent

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     Purpose

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("DGCL").

                                   ARTICLE IV

                                  Capital Stock

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 100,000,000 shares of Common Stock, with a par value of $0.001 and (ii) 10,000,000 shares of Preferred Stock with a par value of $0.001 per share, of which (a) 1,000,000 shares have been designated Series A Participating Preference Stock, the designations, rights and preferences of which are as set forth in Exhibit 1 attached hereto and made a part hereof, (b) 500,000 shares have been designated Series B Convertible Preferred Stock, the designations, rights and preferences of which are as set forth in Exhibit 2 attached hereto and made a part hereof, (c) 275 shares have been designated 8% Series C Cumulative Convertible Preferred Stock, the designations, rights and preferences of which are as set forth in Exhibit 3 attached hereto and made a part hereof, (d) 125 shares have been designated 8% Series D Cumulative Convertible Preferred Stock, the designations, rights and preferences of which are as set forth in Exhibit 4 attached hereto and made a part hereof, (e) 125 shares have been designated 8% Series E Cumulative Convertible Redeemable Preferred Stock, the designations, rights and preferences of which are as set forth in Exhibit 5 attached hereto and made a part hereof, and (f) 2,020,000 shares have been designated Series F Convertible Preferred Stock, the designations, rights and preferences of which are as set forth in
Exhibit 6 attached hereto and made a part hereof.

         The Board of Directors of the Corporation (the "Board of Directors" or the "Board") is hereby authorized to divide the Preferred Stock into one or

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more  series  of  stock  and  to fix  and  determine  the  relative  rights  and preferences of the various series, including but not limited to: the rate of dividend, if any; whether dividends will be cumulative or non-cumulative; whether preferred stockholders will participate in dividends declared on Common Stock, if any; whether Preferred Stock may be redeemed and the terms of any such redemption; the amount payable upon shares in the event of voluntary or involuntary liquidation; the terms on which Preferred Stock may be converted to Common Stock, if any; and the voting rights, if any, of holders of Preferred Stock.

                                    ARTICLE V

                         Management and Indemnification

         Section 1. Management. The business and affairs of the Corporation shall be managed by the Board of Directors.

         Section 2. No Ballot. The directors need not be elected by written ballot unless the by-laws of the Corporation shall so provide.

         Section 3. Number; Election. The number of directors of the Corporation shall not be fewer than three nor more than 15, and shall be fixed from time to time by the affirmative vote of a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies. The directorships (i.e., the particular number of seats on the Board) shall be classified into three classes as nearly equal in number as possible. With respect to newly created or eliminated directorships resulting from an increase or decrease, respectively, in the number of directors, the Board shall determine and designate to which class of directorships each director belongs. The term of any director elected at an annual meeting of stockholders shall expire at the annual meeting of stockholders held in the third year following the year of the director's election.

         Section 4. (a) (1) Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after this Restated Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the


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liability of a director of the Corporation shall be eliminated or limited to the fullest  extent  permitted by the DGCL, as so amended.

                        (2) Any repeal or modification of the foregoing subparagraph (a) (1) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                    (b) (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or hers heirs, executors and administrators; provided, however, that, except as provided in this paragraph
(b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified


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under this Section or otherwise.  The Corporation may, by action of its Board of
Directors, provide indemnification to employees and agents of the Corporation, and to a person who is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, with the same scope and effect as the foregoing indemnification of directors and officers.

                        (2) Right of Claimant to Bring Suit. If a claim under paragraph (b) (1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action to create a presumption that the claimant has not met the applicable standard of conduct.

                        (3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                        (4) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.


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                                   ARTICLE VI

                            Meetings of Stockholders

         Meetings of the stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept, subject to any provision contained in Delaware statutes, outside the State of Delaware at such place(s) as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual or Special Meeting of such holders and may not be effected by a consent in writing by any such holders. This Article may not be amended except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of stock of the Corporation issued and outstanding and entitled to vote.

                                   ARTICLE VII

                                     By-Laws

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

                                  ARTICLE VIII

                               Perpetual Existence

         The Corporation is to have perpetual existence.

                                   ARTICLE IX

                            Compromise or Arrangement

         Whenever  a  compromise  or  arrangement   is  proposed   between  this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may


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be, to be summoned in such  manner as the said court  directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                    ARTICLE X

                              Amendments and Repeal

         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reservation.


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         This Restated  Certificate  of  Incorporation  was declared  advisable, recommended and approved by the Board of Directors and duly adopted in accordance with the provisions of Sections 222, 242 and 245 of the DGCL.

Dated:  June 16, 1999

                                           Executive TeleCard, Ltd.



                                           By:  /s/ Christopher J. Vizas
                                                --------------------------------
                                                Christopher J. Vizas
                                                Chairman of the Board and
                                                Chief Executive Officer












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                                                                       EXHIBIT 1

                         CERTIFICATE OF DESIGNATIONS OF
                   SERIES A PARTICIPATING PREFERENCE STOCK OF
                            EXECUTIVE TELECARD, LTD.

                         (Pursuant to Section 151 of the
                                      DGCL)

         Executive Telecard, Ltd., a corporation organized and existing under the DGCL, hereby certifies that the following resolution was adopted by the Board of Directors as required by Section 151 of the DGCL at a meeting duly called and held on February 5, 1997:

         WHEREAS, the Board of Directors is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof;

         WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby creates a series of preferred stock, par value $.001 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof, in addition to the provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to Preference Stock of all series, as follows:

                Series A Participating Preference Stock:

                Section 1. Designation, Amount and Par Value. The series of Preference Stock shall be designated as "Series A Participating Preference Stock" (the "Series A Preference Stock"), and the number of shares so designated shall be 1,000,000. The par value of each share of Preferred Stock shall be $.001. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of
outstanding  options,   rights  or  warrants  or  upon


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the  conversion  of  any  outstanding   securities  issued  by  the  Corporation
convertible into Series A Preference Stock.

                  Section 2.  Dividends and Distributions.

                  (A)  Subject to the rights of the holders of any shares of any series of Preference Stock (or any similar stock) ranking prior and superior to the Series A Preference Stock with respect to dividends, the holders of shares of Series A Preference Stock, in preference to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preference Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preference Stock as provided in paragraph (A) of this
         Section immediately after it declares a dividend or distribution on the

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         Common Stock (other than a dividend payable in shares of Common Stock);
         provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Preference Stock shall have the following voting rights:

                  (A) Subject to the provision for  adjustment  hereinafter  set forth, each share of Series A Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such

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

         number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preference Stock or any similar stock, or by law, the holders of shares of Series A Preference Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as set forth in the Certificate of Incorporation or herein, or as otherwise provided by law, holders of Series A Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4. Reacquired Shares. Any shares of Series A Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preference Stock or any similar stock or as otherwise required by law.

                  Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Stock unless, prior thereto, the holders of shares of Series A Preference Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preference Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Stock, except distributions made ratably on the Series A Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such

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

liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preference Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. No Redemption. The shares of Series A Preference Stock shall not be redeemable.

                  Section 8. Rank. The Series A Preference Stock shall be of equal rank in respect of the preference as to dividends and to payments upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation, with all shares of Preference Stock of all series.

                                      1-5

                  Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preference Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preference Stock, voting together as a single class.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]












                                      1-6

                                                                       EXHIBIT 2

                          CERTIFICATE OF DESIGNATIONS,

                             RIGHTS AND PREFERENCES

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                            EXECUTIVE TELECARD, LTD.



--------------------------------------------------------------------------------
                             Pursuant to Section 151
                                   of the DGCL
--------------------------------------------------------------------------------




         The  undersigned  DOES HEREBY  CERTIFY that,  pursuant to the authority contained  in  Article  IV of  the  Restated  Certificate  of  Incorporation  of

Executive TeleCard, Ltd., a Delaware corporation, and in accordance with Section

151 of the DGCL,  the Board of Directors has authorized the creation of Series B

Convertible  Preferred Stock having the designations,  rights and preferences as are set  forth  in  Exhibit  2-A  hereto  and  made a part  hereof  and that the following resolution was duly adopted by the Board of Directors:

                           RESOLVED, that a series of authorized Preferred Stock, par value $.001 per share, of the Corporation be, and it hereby is, created; that the shares of such series shall be, and they hereby are, designated as "Series B Convertible Preferred Stock;" that the number of shares constituting such series shall be, and it hereby is, 500,000; and that the designations, rights

                                      2-1
         and  preferences  of  the  shares  of  such  series are as set forth in
         Exhibit 2-A  attached  hereto and made a part hereof.

                                                                     EXHIBIT 2-A

                      SERIES B CONVERTIBLE PREFERRED STOCK

         The following sections set forth the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Corporation's Series B Convertible Preferred Stock, par value $.001 per share ("Series B Preferred"). Capitalized terms used herein are defined in Section 6 below.

         Section 1. Voting Rights.

         Except as otherwise provided herein or as required by law, the Series B Preferred shall vote with the shares of the Common Stock of the Corporation (and each other class of stock so voting), and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series B Preferred shall be entitled to such number of votes as shall be equal to 25% of the number of shares of Common Stock into which such holder's aggregate number of shares of Series B Preferred are convertible pursuant to Section 5 below immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, rounded up to the nearest whole number; provided, however, that the Series B Preferred shall not have any voting rights in connection with a Series B Shareholder Approval (as defined below).

         Section 2. No Redemption.

         Series B Preferred shall not be redeemable.

         Section 3. Dividend Rights.

         Except as otherwise provided herein or as required by law, holders of Series B Preferred shall be entitled to receive dividends only when and as declared by the Corporation's Board of Directors with respect to Series B Preferred, only out of funds that are legally available therefor and only in the event that the Corporation at the same time declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property). In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) on or prior to the Series B Adjustment Date, other than dividends payable solely in shares of Common Stock, the Corporation shall

                                     2-A-1
also declare and pay to the holders of the Series B Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred had all of the outstanding Series B Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         Section 4. Liquidation Rights.

         Upon any Liquidation, after the payment of the full liquidation preference of any series of preferred stock senior to the Series B Preferred, the holders of Series B Preferred shall be entitled to participate in distributions to holders of the Common Stock (along with each other class of stock with similar rights) such that the holders of Series B Preferred receive aggregate distributions equal to the amounts that such holders would have received if the Series B Preferred Stock had been converted into Common Stock immediately prior to such Liquidation.

         Section 5. Conversion.

         The holders of the Series B Preferred shall have the following rights with respect to the conversion of the Series B Preferred into shares of Common
Stock:

         5A. Optional Conversion. At any time and from time to time after the issuance thereof, subject to and in compliance with the provisions of this
Section 5, any shares of Series B Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock (provided, that if the Series B Adjustment Date has occurred but the Series B Determination Date has not occurred, the Corporation may postpone any conversion of Series B Preferred until the Series B Determination Date, but then shall take appropriate steps to put each holder of Series B Preferred who exercised such holder's right to convert Series B Preferred shares prior to the Series B Determination Date in the same economic position as if such conversion had occurred on the date of exercise and the Common Stock received upon such conversion held until the Series B Determination Date). The number of shares of Common Stock to which a holder of Series B Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Conversion Rate" then in effect (determined as provided in Section 5B) by the number of shares of Series B Preferred being converted.

                                     2-A-2

         5B. Series B Conversion Rate.

             (i) Series B Conversion Rate Formula. The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Conversion Rate") shall be the product of (i) five (5), multiplied by (ii) the quotient obtained by dividing $8.00 by the applicable "Series B Market Factor" (determined as provided in Section 5B(ii)); provided, however, that the Series B Conversion Rate shall not exceed four (4) unless and until the Series B Shareholder Approval (as defined below) has been obtained.

             (ii) Series B Market Factor. The Series B Market Factor shall mean the following: (A) if the Market Price is less than or equal to $3.33-1/3 as of the Series B Adjustment Date, the Series B Market Factor shall equal $3.33-1/3;
(B) if the Market Price is greater than $3.33-1/3 but less than $8.00 as of the Series B Adjustment Date, the Series B Market Factor shall equal the Market Price; and (C) if the Market Price is greater than or equal to $8.00 as of the Series B Adjustment Date, the Series B Market Factor shall equal $8.00; provided, however, that notwithstanding clauses (A), (B) and (C) of this Section 5B(ii), if Series B Preferred is converted prior to the Series B Adjustment Date (whether by the holder or automatically pursuant to Section 5F(i)), or if the Target Achievement Percentage (as defined in the Series B Side Letter) equals zero (0), the Series B Market Factor shall equal $8.00.

             (iii) Adjustment. The Series B Conversion Rate shall be subject to adjustment pursuant to Section 5C.

         5C. Adjustment for Stock Splits and Combinations, Common Stock Dividends and Distributions. If the Corporation shall at any time or from time to time after the date of the initial issuance of Series B Preferred (the "Original Series B Issue Date") effect a subdivision of the outstanding Common Stock, the Series B Conversion Rate in effect immediately before that subdivision shall be proportionately increased. Conversely, if the Corporation shall at any time or from time to time after the Original Series B Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Rate in effect immediately before the combination shall be proportionately decreased. Any adjustment under this Section 5(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

         If the Corporation at any time or from time to time after the Original Series B Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Series B Conversion Rate that is then in effect shall be

                                     2-A-3
increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series B Conversion Rate then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Rate shall be adjusted pursuant to this Section 5C to reflect the actual payment of such dividend or distribution.

         5D. Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Series B Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such transaction, provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B Preferred after such transaction to the end that the provisions of this Section 5 (including adjustment of the Series B Conversion Rate then in effect and the number of shares issuable upon conversion of the Series B Preferred) shall be applicable after that event and be as nearly equivalent as practicable. In the case of any reorganization, merger or consolidation in which the Corporation is not the surviving entity, the Corporation shall not consummate the transaction unless the entity surviving such transaction assumes all of the Corporation's obligations hereunder.

         If at any time or from time to time after the Original Series B Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock

                                      2-A-4
dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 5), in any such event each holder of Series B Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Series B Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

         5E. Notices.

             (i) Immediately upon any adjustment of the Series B Conversion Rate other than as contemplated in Section 5B, the Corporation shall give written notice thereof to all holders of Series B Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

             (ii) Upon (A) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (B) any reorganization, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Liquidation, the Corporation shall mail to each holder of Series B Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger or Liquidation is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger or Liquidation.

         5F. Automatic Conversion. Each share of Series B Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series B Conversion Rate, on the earliest to occur of (i) the first date as of which the Market Price is $8.00 or more for any 15 consecutive trading days during any period in which Series B Preferred is outstanding and
(ii) the date that is 30 days after the later of the Series B Determination Date and the date any required Series B Shareholder Approval is received.

                                     2-A-5

         5G. Mechanics of Conversion.

             (i) Optional Conversion. Each holder of Series B Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and a certificate representing any Series B Preferred shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series B Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

             (ii) Automatic Conversion. Upon the occurrence of the event specified in Section 5F, the outstanding shares of Series B Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series B Preferred at the office of the Corporation or any transfer agent for the Series B Preferred, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Series B Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

                                     2-A-6

         5H. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion. Notwithstanding the foregoing, in the event that any holder converts shares of Series B Preferred ten times within any one year period, the Corporation shall not be obligated to pay any cash amount for fractional shares upon any subsequent conversion(s) by such holder during such year, but may withhold the fractional share(s) and aggregate such fractional share(s) with any additional fractional share(s) issuable to such holder during such year, and pay the cash (if any) required by this section for any fractional shares remaining after such aggregation at the end of such year.

         5I. Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the shares of Series B Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         5J. Payment of Taxes. The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred so converted were registered.

                                     2-A-7

         Section 6. Definitions.

         "Series B Adjustment Date" means the date that is 12 months after the date of the closing of the merger of a wholly-owned subsidiary of the Corporation into IDX pursuant to the Series B Merger Agreement.

         "Closing Price" of each share of Common Stock or other security means the composite closing price of the sales of the Common Stock or such other security on all securities exchanges on which such security may at the time be listed (as reported in The Wall Street Journal), or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices of the Common Stock or such other security on all such exchanges at the end of such day, or, if such security is not so listed, the closing price (or last price, if applicable) of sales of the Common Stock or such other security in the Nasdaq National Market (as reported in The Wall Street Journal) on such day, or if such security is not quoted in the Nasdaq National Market but is traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

         "Common Stock" means, collectively, the Corporation's common stock, par value $.001 per share; and if there is a change such that the securities issuable upon conversion of Series B Preferred are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Common Stock" shall mean the shares of the security issuable upon conversion of Series B Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         "Series B Determination Date" means the date (following the Series B Adjustment Date) on which the Corporation has determined the Series B Conversion Rate as of the Series B Adjustment Date and mailed written notice thereof to each holder of record of Series B Preferred.

         "IDX" means IDX International, Inc., a Virginia corporation.

         "Liquidation" means the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; provided, however, that neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a Liquidation.

         "Market Price" means (i) if the Common Stock is listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the

                                     2-A-8
over-the-counter market throughout the period of 15 consecutive trading days consisting of the day as of which the Market Price is being determined and the 14 consecutive trading days prior to such day (the "Pricing Period"), the Closing Price of the Common Stock averaged over the 15 consecutive trading constituting the Pricing Period, or (ii) if the Common Stock is not listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the Pricing Period, the fair value of the Common Stock determined by agreement between the Corporation and the holders of a majority of the outstanding Series B Preferred or, if they are unable to reach agreement within a reasonable period of time, the fair value of the Common Stock as determined by an independent appraiser selected by the Corporation (which appraiser may be the Corporation's investment banker, and the fees and expenses of such appraiser shall be borne by the Corporation), which determination shall be final and binding upon the Corporation and the holders of the outstanding Series B Preferred.

         "Series B Merger Agreement" means the Agreement and Plan of Merger dated as of June 10, 1998 by and among the Corporation, IDX and the stockholders of IDX.

         "Series B Preferred" means the Corporation's Series B Convertible Preferred Stock, par value $.001 per share.

         "Series B Shareholder Approval" means any approval of stockholders of the Corporation which may be required, in the reasonable determination of the Corporation upon advice of its counsel, under the rules or regulations of the Nasdaq Stock Market, as in effect at the applicable time, with respect to the issuance of 20% or more of the Common Stock in connection with the acquisition of IDX.

         "Series B Side Letter" means the side letter, dated as of June 10, 1998 by and among the Corporation, IDX and stockholders of IDX, which sets forth the procedure for calculating the Target Achievement Percentage.

         Section 7. Amendment and Waiver.

         No amendment, modification or waiver of any of the terms or provisions of the Series B Preferred shall be binding or effective without the prior approval (by vote or written consent) of the holders of a majority of the Series B Preferred then outstanding. Any amendment, modification or waiver of any of the terms or provisions of the Series B Preferred with such approval, whether prospective or retroactively effective, shall be binding upon all holders of Series B Preferred.

                                     2-A-9

         Section 8. Registration of Transfer.

         The Corporation shall keep at its principal office a register for the registration of Series B Preferred. Upon the surrender of any certificate representing Series B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series B Preferred shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series B Preferred shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

         Section 9. Replacement.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series B Preferred shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 10. Notices.

         Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed (i) if to the Corporation, to its principal executive offices, and (ii) if to stockholders, to each holder of record at the address of such holder appearing on the books of the Corporation.


                                     2-A-10

                                                                       EXHIBIT 3

                           CERTIFICATE OF DESIGNATIONS
                RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                      OF 8% SERIES C CUMULATIVE CONVERTIBLE
                        PREFERRED STOCK BY RESOLUTION OF
                            THE BOARD OF DIRECTORS OF
                            EXECUTIVE TELECARD, LTD.

                       PURSUANT TO SECTION 151 OF THE DGCL

                       8% SERIES C CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK

         I, Christopher J. Vizas, Chairman of the Board of Executive TeleCard, Ltd., a corporation organized and existing under and by virtue of the DGCL, DO HEREBY CERTIFY that, pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, in accordance with the provisions of Section 151 of the DGCL, adopted the following resolution, effective as of October 22, 1998, providing for the creation of the 8% Series C Cumulative Convertible Preferred
Stock:

         RESOLVED that, pursuant to Article IV of the Restated Certificate of Incorporation of the Corporation, there be and hereby is authorized and created a series of Cumulative Convertible Preferred Stock consisting of 275 shares having a par value of $.001 per share, which series shall be titled "8% Series C Cumulative Convertible Preferred Stock."

         The designations, rights, preferences, privileges and restrictions of the 8% Series C Cumulative Convertible Preferred Stock shall be made as follows:

         1. Designation and Amount. This series of Preferred Stock shall be designated and known as "8% Series C Cumulative Convertible Preferred Stock" (the "Series C Preferred Stock") and shall consist of 275 shares. The shares of the Series C Preferred Stock may be issued in different series if more than one Series C Closing shall occur. All the series of the Series C Preferred Stock shall have identical rights, preferences, privileges and restrictions as set forth below, except with respect to the date of the Series C Closing, the First Series C Conversion Date and the Series C Conversion Price. The par value of the Series C Preferred Stock shall be $.001 per share. Certain defined terms used herein are defined in paragraph 11 below.

         2. Voting. (a) Except as may be otherwise provided by these terms of the Series C Preferred Stock or by law, the holders of Series C Preferred Stock shall have no voting rights unless dividends payable on the shares of Series C Preferred

                                      3-1

Stock are in arrears for six quarterly periods, in which case the holders of Series C Preferred Stock voting separately as a class with the shares of any other Preferred Stock having similar voting rights, will be entitled at the next regular or special meeting of stockholders of the Corporation to elect one director (such voting rights will continue until such time as the dividend arrearage on Series C Preferred Stock has been paid in full). The affirmative vote or consent of holders of at least 66 2/3% of the outstanding shares of Series C Preferred Stock will be required for the issuance of any class or series of stock of the Corporation ranking senior to or pari passu with the shares of Series C Convertible Preferred Stock (other than the Series A Preference Stock), each par value $.001 per share, authorized as of the date hereof) as to dividends or rights on liquidation, winding up and dissolution.

         (b) Whenever holders of Series C Preferred Stock are required or permitted to take any action by vote as a single class or series, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of the Series C Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         3. Dividends. (a) The holders of the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, when, as and if declared by the Board of Directors, cumulative annual dividends of 8.0% of the Series C Liquidation Amount (as defined below) per share of Series C Preferred Stock outstanding (the "Series C Accruing Dividends"). Series C Accruing Dividends shall accrue from the Series C Issue Date (whether or not the Corporation has earnings, there are funds legally available therefor or such dividends are declared) and shall be fully cumulative. Series C Accruing Dividends shall be payable quarterly out of assets legally available therefor on March 31, June 30, September 30 and December 31 (each of such dates being hereinafter referred to as a "Series C Dividend Payment Date"), commencing September 30, 2000, when, as and if declared by the Board of Directors.

         (b) On each Series C Dividend Payment Date commencing September 30, 2000, Series C Accruing Dividends, may at the option of the Corporation, be payable (i) in cash, (ii) in kind in additional fully paid nonassessable shares of Series C Preferred Stock (including fractional shares, as necessary) at the rate of .01 share of Series C Preferred Stock for each $1,000 of such dividend not made in cash, or (iii) a combination thereof.

         (c) All shares of Series C Preferred Stock which may be issued as a dividend will thereupon be duly authorized, validly issued, fully paid and nonassessable.

         (d) The record date for the payment of Series C Accruing Dividends shall, unless otherwise altered by the Corporation's Board of Directors, be the fifteenth

                                      3-2
day of the month immediately preceding the month in which the Series C Dividend Payment Date occurs, but in no event more than sixty (60) days nor less than ten
(10) days prior to the Series C Dividend Payment Date

         (e) No dividends shall be granted on any Common Stock or Preferred Stock junior to Series C Preferred Stock unless and until all accrued but unpaid dividends with respect to the Series C Preferred Stock have been paid in full.

         4. Liquidation. (a) (i) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder(s) of each outstanding share of Series C Preferred Stock shall first be entitled, before any distribution or payment is made upon any Series C Junior Stock (as herein defined), to be paid, in the case of each such share, an amount equal to $100,000 per share of Series C Preferred Stock (the "Series C Liquidation Amount"), plus accrued and unpaid dividends thereon (collectively, the "Series C Liquidation Preference"). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series C Preferred Stock shall be insufficient to permit payment in full to all holders of Series C Preferred Stock of the aggregate Series C Liquidation Preference and the amount of any payment to all holders of any other class or series of Preferred Stock ranking on parity with the Series C Preferred Stock as to liquidation, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series C Preferred Stock and the holders of any other class or series of Preferred Stock ranking on parity with the Series C Preferred Stock as to liquidation, in accordance with the respective amounts payable on liquidation upon the shares of Series C Preferred Stock and such Preferred Stock ranking on parity with the Series C Preferred Stock as to liquidation. After payment in full to the holders of Series C Preferred Stock of the aggregate Series C Liquidation Preference as aforesaid, holders of the Series C Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

         (ii) Written notice of any such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given (A) by certified or registered mail, postage prepaid, (B) by a nationally known overnight delivery service or (C) by hand, not less than 45 days prior to the payment date stated therein, to each holder of record of Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

         (b) None of the merger or the consolidation of the Corporation, or the sale, lease or conveyance of all or substantially all of its property and business as an entirety, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 4, unless such sale, lease, or conveyance shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                                      3-3

         5. Conversion. The holders of shares of Series C Preferred Stock shall have the following conversion rights:

         5A. Right to Convert. Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series C Preferred Stock shall have the right at the option of the holder to convert any such share or shares of Series C Preferred Stock, at any time following the 180th day following the relevant Series C Closing (the "First Series C Conversion Date"), into such number of fully paid and nonassessable shares of Common Stock (the "Series C Conversion Rate") as is obtained by (i) multiplying the number of shares of Series C Preferred Stock by the Series C Liquidation Amount and (ii) dividing the result by the initial conversion price equal to the greater of (x) 90% of the average of the last reported sales price of the Common Stock on Nasdaq for the ten trading days prior to the First Series C Conversion Date, provided, however, that the Series C Conversion Price shall for the purposes of this clause (x) neither be less than $4 nor greater than $6 per share, and (y) the last reported sales price of the Common Stock on Nasdaq on the trading day prior to the relevant Series C Closing (such conversion price, as it may have last been adjusted pursuant to the terms hereof, is referred to herein as the "Series C Conversion Price").

         Upon any Change of Control, however, each holder of Series C Preferred Stock shall, in the event that the last reported sale price of the Common Stock on Nasdaq on the date immediately preceding the date of the Change of Control (the "Market Price") is less than the Series C Conversion Price, have a one time right to convert such holder's shares of Series C Preferred Stock into shares of the Common Stock at a conversion price equal to the Market Price. In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Change of Control, the Corporation may, at its option, make a cash payment equal to the number of shares of Common Stock to be converted multiplied by the Market Price.

         Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series C Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares to be so converted, duly endorsed to the Corporation or in blank, to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series C Preferred Stock) at any time during its usual business hours on the date or dates set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued; provided, however, that the Corporation shall not be obligated to issue certificates for shares of Common Stock in any name other than the name or names set forth on the certificates for the shares of Series C Preferred Stock being converted unless all requirements for transfer of Series C Preferred Stock have been complied with. Conversion shall be effective upon receipt by the

                                      3-4

Corporation of the notice and the share certificate or certificates contemplated by the preceding sentence; provided, that the holder may, but shall not be required to deliver such notice and such certificate or certificates on the same date.

         In case of (i) the redemption of any shares of Series C Preferred Stock pursuant to paragraph 6, such right of conversion shall cease and terminate, as to the shares to be redeemed, at the close of business on the second business day preceding the date fixed for such redemption, unless the Corporation shall thereafter default in the payment of the Series C Redemption Price for the shares to be so redeemed or (ii) any liquidation of the Corporation, such right shall cease and terminate at the close of business on the business day preceding the date fixed for payment of the amount to be distributed to the holders of the Series C Preferred Stock pursuant to paragraph 4.

         The number of shares into which the Series C Preferred Stock is convertible will be determined without giving effect to any Series C Accruing Dividends on the Series C Preferred Stock, no consideration will be payable in respect of any Accrued Dividends that may exist with respect to any Series C Preferred Stock that the holder elects to convert into Common Stock and the exercise by a holder of Series C Preferred Stock into Common Stock shall constitute a waiver in all respects of any and all rights that the holder may have to such Series C Accruing Dividends.

         Common Stock issued upon conversion will include rights to purchase Series A Participating Preference Stock of the Corporation (the "Rights") in accordance with the terms of the Corporation's Rights Agreement, if such conversion occurs prior to the distribution of such Rights or the redemption or expiration thereof.

         5B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 5A and surrender of the certificate or certificates for the share or shares of Series C Preferred Stock to be converted, the Corporation shall issue and deliver or cause to be issued and delivered, to such holder of Series C Preferred Stock or to such holder's nominee or nominees, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common
Stock, including, subject to subparagraph 5C below, fractional shares, as necessary, issuable upon the conversion of such share or shares of Series C Preferred Stock. Such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares of Series C Preferred Stock to be so converted shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series C Preferred Stock shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                                      3-5

         5C. Fractional Shares; Partial Conversion. In the event that the computation pursuant to subparagraph 5A of the number of shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock results in any fractional share of Common Stock, the Corporation may, at its option, issue fractional shares or scrip representing fractional shares of Common Stock or pay in cash the value of such fractional shares of Common Stock upon such conversion, which for this purpose shall be deemed to equal the last reported sales price of the Common Stock prior to the First Series C Conversion Date. In case the number of shares of Series C Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, issue and deliver to the holder of the Certificate or Certificates so surrendered, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series C Preferred Stock represented by the certificate or certificates surrendered which are not to be converted, and which new certificate or certificates shall entitle the holder thereof to the rights of the shares of Series C Preferred Stock represented thereby to the same extent as if the Certificate theretofore covering such unconverted shares had not been surrendered for conversion.

         5D. Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 5M below or in the case of any Permitted Issuance, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5D(1) through 5D(4), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series C Conversion Price, forthwith upon such issue or sale, the Series C Conversion Price shall be reduced to the price determined by multiplying the Series C Conversion Price by a fraction (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding (on a fully diluted basis as provided in subparagraph 5D(5) below) immediately prior to such issue or sale and (B) the number of shares of Common Stock that the consideration, if any, received by the Corporation upon such issuance or sale would have purchased at the Series C Conversion Price divided by the Series C Conversion Price and (ii) the denominator of which shall be equal to the total number of shares of Common Stock outstanding (on a fully diluted basis as provided in subparagraph 5D(5)) immediately after such issue or sale.

         For purposes hereof,  "Permitted  Issuances" means the issue or sale of
(i) shares of Common Stock by the Corporation pursuant to the exercise or conversion, as the case may be, of Convertible Securities outstanding, or issuable under a binding contract existing, immediately prior to the first Series C Closing (as adjusted pursuant to the terms of such securities to give effect to stock dividends or stock splits or a combination of shares in connection with a recapitalization, merger, consolidation or other reorganization occurring after the Series C Closing), and (ii) options to acquire Common Stock by the Corporation pursuant to a resolution of, or a stock option plan approved by a resolution of, the Board of Directors (or the

                                      3-6
compensation committee thereof) to the Corporation's employees or directors, and
(iii) shares of Series B Convertible Preferred Stock of the Corporation which may be designated and issued in connection with the acquisition of IDX International, Inc.

         For purposes of this subparagraph 5D, the following subparagraphs 5D(1) to 5D(5) shall also be applicable:

         5D(1). Issuance of Rights or Options. Except in the event of any Permitted Issuance, in case at any time the Corporation shall in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable (with or without further consideration) for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale by the Corporation of all such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series C Conversion Price, then the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding when computing the Series C Conversion Price. Except as otherwise provided in subparagraph 5D(3), no adjustment of the Series C Conversion Price shall be made upon the actual issue of Common Stock or Convertible Securities upon exercise of such Options or upon the actual issue of Common Stock upon conversion or exchange of such Convertible Securities.

         5D(2). Issuance of Convertible Securities. Except in the event of any Permitted Issuance, in case at any time the Corporation shall in any manner issue (whether directly or upon assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as

                                      3-7
consideration for the issue or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series C Conversion Price, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding when computing the Series C Conversion Price; provided, that (A) except as otherwise provided in subparagraph 5D(3), no adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (B) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series C Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 5D, no further adjustment of the Series C Conversion Price shall be made by reason of such issue or sale.

         5D(3). Change in Option Price or Series C Conversion Rate. If (i) the exercise price provided for in any Option referred to in subparagraph 5D(1),
(ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5D(1) or 5D(2), (iii) the additional consideration, if any, payable upon the issuance of any Convertible Securities issuable upon the exercise of any Options referred to in subparagraph 5D(1), (iv) the number of shares of Common Stock issuable upon the exercise of Options referred to in subparagraph 5D(1), or (v) the rate at which Convertible Securities referred to in subparagraph 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock, shall change at any time
(including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then upon the happening of such event the Series C Conversion Price shall forthwith be readjusted to the Series C Conversion Price which would have been in effect had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, number of shares or conversion rate, as the case may be, at the time initially granted, issued or sold. Upon the expiration of any Option referred to in subparagraph 5D(1) or the expiration or termination of any right to convert or exchange Convertible Securities referred to in subparagraphs 5D(1) or (2), the Series C Conversion Price then in effect hereunder shall forthwith be increased to the Series C Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued;

         5D(4). Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor,

                                      3-8
without deduction therefrom of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration at the time of such issuance or sale as determined in good faith by the Board of Directors, without deduction of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors. If the Board of Directors shall not make any determination, the consideration for the options shall be deemed to be zero.

         5D(5). Treasury Shares: Full Dilution. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 5D. The number of shares outstanding at any given time shall include, in addition to shares of Common Stock then issued and outstanding, all shares of Common Stock issuable upon the exercise of all Options or Convertible Securities outstanding.

         5E. Subdivision or Combination of Common Stock or Series C Preferred Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series C Conversion Price shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series C Conversion Price shall be proportionately increased. Any dividend or other distribution made upon any capital stock of the Corporation payable in Common Stock or in any security convertible into or exercisable for Common Stock (other than the Series C Preferred Stock) without or for de minimus consideration shall be deemed to be a subdivision for purposes of this subparagraph 5E. In the event of a subdivision or combination of the Series C Preferred Stock, the Series C Liquidation Amount shall be proportionately reduced or increased, as the case may be.

         5F. Reorganization. Reclassification. Merger or Distribution. If any of the following shall occur: (i) any distribution on the capital stock of the Corporation or capital reorganization or reclassification of such capital stock which is effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, evidence of indebtedness or other assets (other than cash dividends out of

                                      3-9
current or retained  earnings)  with respect to or in exchange for Common Stock,
(ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, the outstanding shares of Common Stock, or (iii) any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, then, as a condition of such distribution, reorganization, classification, consolidation, merger, sale or conveyance, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series C Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series C Preferred Stock, such shares of stock, securities, evidence of indebtedness or assets as may be issued or payable in such transaction with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such distribution, reorganization, reclassification, consolidation, merger, sale or conveyance not already taken place, and in such case appropriate provisions shall be made with respect to the right and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Series C Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, evidence of indebtedness or assets thereafter deliverable upon the exercise of such conversion rights. Anything herein to the contrary notwithstanding, if the provisions of this subparagraph 5F shall be deemed to apply to any distribution, reorganization, reclassification, consolidation, merger, sale or conveyance in respect of the Corporation or its capital stock, no duplicative adjustments shall be made to the Series C Conversion Price pursuant to subparagraph 5D or 5E upon the occurrence of such distribution, reorganization, reclassification, consolidation, merger, sale or conveyance.

         5G. Notice of Adjustment. Upon any adjustment of the Series C Conversion Price, then and in each such case the Corporation shall give written notice thereof, (i) by certified or registered mail, postage prepaid, (ii) by a nationally known overnight delivery service or (iii) delivered by hand, addressed to each holder of shares of Series C Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series C Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

         5H. Other Notices. In case at any time:

                                      3-10

             (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

             (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

             (iii) there shall be any distribution (other than a cash dividend) on the capital stock of the Corporation or capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

             (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give (A) by certified or registered mail, return receipt requested, postage prepaid, (B) by a nationally known overnight delivery service or (C) delivered by hand, addressed to each holder of any shares of Series C Preferred Stock at the address of such holder as shown on the books of the Corporation at least 30 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and the date when the same shall take place. Such notice in accordance with the foregoing sentence shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         5I. Stock to be Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of Series C Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series C Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the lowest Series C Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to

                                      3-11
assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Series C Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series C Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

         5J. Reissuance of Preferred Stock. Shares of Series C Preferred Stock which are converted into shares of Common Stock as provided herein shall resume the status of authorized and unissued shares of Preferred Stock without designation as to series or class until shares are once more designated as part of a particular series or class by the Board of Directors.

         5K. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series C Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof; provided. that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series C Preferred Stock which is being converted.

         5L. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series C Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series C Preferred Stock in any manner which interferes with the timely conversion of such Series C Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         5M. Limitations on Adjustments. Anything herein to the contrary notwithstanding, no adjustment in the Series C Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least $0.01 (one cent) in such Series C Conversion Price; provided, that any adjustment which by reason of this subparagraph 5M is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations of shares of Common Stock or Series C Preferred Stock under this paragraph 5 shall be rounded to the nearest three decimal points.

         6. Redemption. The shares of Series C Preferred Stock shall be subject to redemption, at the option of the Corporation, as follows:

         6A. Optional Redemption. The shares of Series C Preferred Stock may not be redeemed prior to two years from the Series C Issue Date. On or after the second anniversary of the Series C Issue Date, the shares of the Series C Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, (i) in cash,

                                      3-12

(ii) by delivery of such number of fully paid shares of Common Stock, valued at the average of the last reported sales price of the Common Stock on Nasdaq for ten trading days before the Series C Redemption Date or (iii) a combination thereof, at the redemption price set forth below:

             Years After Series                        Percentage of Series C
             C Issue Date                              Liquidation Preference
             during Year 3                                      105%
             during Year 4                                      104%
             during Year 5                                      103%
             during Year 6                                      102%
             during Year 7                                      101%
             Year 8 and beyond                                  100%

         6B. Redemption Mechanics. The Corporation shall give a redemption notice (the "Series C Redemption Notice") not less than thirty (30) and not more than sixty (60) days prior to the Series C Redemption Date (i) by certified mail, postage prepaid, (ii) by a nationally known overnight delivery service or
(iii) delivered by hand, addressed to each holder of record of shares of Series C Preferred Stock, notifying such holder of the redemption and specifying the Series C Redemption Price applicable to the Series C Preferred Stock, the Series C Redemption Date and the place where said Series C Redemption Price shall be payable. The Series C Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. Except as provided in paragraph 8 below, on or after the Series C Redemption Date fixed in such Series C Redemption Notice, each holder of shares of Series C Preferred Stock to be so redeemed shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in said notice and thereupon the Series C Redemption Price of such shares shall be paid to, or to the order of, the Person whose name appears on such certificate or certificates as the owner thereof. From and after the close of business on the Series C Redemption Date, unless (i) there shall have been a default in the payment of the Series C Redemption Price upon surrender of a certificate or certificates representing shares of Series C Preferred Stock to be redeemed or (ii) the provisions of paragraph 8 below shall be applicable, all rights of holders of shares of Series C Preferred Stock subject to redemption on the Series C Redemption Date (except the right to receive the Series C Redemption Price upon surrender of a certificate or certificates representing shares of Series C Preferred Stock to be redeemed, but without interest) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         7. Certain Approvals. The Corporation acknowledges that as a prerequisite to the conversion of Series C Preferred Stock as contemplated hereby it may be necessary for a holder of Series C Preferred Stock to comply with the filing and notice requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976,

                                      3-13
as amended (the filing fee for which shall be paid by the Corporation; provided, that all reasonable efforts shall be made by the holders of Series C Preferred Stock to require only one such filing), the requirements of any exchange or market on which the Common Stock may be listed (including, without limitation, the requirement of shareholder approval prior to the issuance of Common Stock upon conversion) or other laws, rules or regulations applicable to such conversion. The Corporation will, at its expense, fully cooperate with the holders of Series C Preferred Stock and use its best efforts to cause any such prerequisite to be met. In the event such prerequisite has not been met on the applicable conversion date, then such date shall, as to such holder of Series C Preferred Stock, be extended until such prerequisite is met, and during such time Series C Accruing Dividends shall continue to accrue as contemplated by paragraph 3 above and such shares of Series C Preferred Stock shall remain outstanding and be entitled to all rights and preferences provided herein; provided, however, that if such prerequisite has not been met by the end of the six months following the Series C Redemption Date at which time the Series C Preferred Stock may be redeemed at the Series C Redemption Price, if applicable, then in effect in any manner in accordance with applicable law, rule or regulation and the provisions of paragraph 6 above.

         8. Registration. The holders of Series C Preferred Stock shall be entitled to the benefit of the Series C Registration Rights Agreement to be entered into between each holder and the Corporation at each Series C Closing.

         9. Warrant. In the event the Corporation does not achieve for the four calendar quarters beginning July 1, 1999 an aggregate amount of gross revenues in excess of 150% of the aggregate amount of gross revenues achieved by the Corporation in the four calendar quarters ended June 30, 1998 as reported in the Corporation's publicly filed financial statements, the Corporation will issue, for no additional consideration, to the holders of outstanding Series C Preferred Stock, a warrant (the "Series C Warrant") to purchase 5,000 shares of Common Stock for each share of Series C Preferred Stock of which the holder is the record owner as of June 30, 2000, appropriately adjusted for stock splits, stock dividends and reclassifications as therein provided. The Series C Warrants will have an exercise price of $0.01 per share and shall be issuable and exercisable only insofar as the last reported sales price of the Common Stock on Nasdaq has not exceeded for 20 consecutive trading days or is not trading June 30, 2000 at a price per share equal to 125% of the Series C Conversion Price. The form of Series C Warrant will be as attached hereto as Annex A.

         10. Information Rights. Each holder of Series C Preferred Stock will be entitled to copies of all material provided to holders of Common Stock and copies of all filings made with the Securities and Exchange Commission pursuant to rules and regulations thereof upon request by such holder.

                                      3-14

         11. Definitions.

(a) "Affiliate" of a Person shall mean someone that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

(b)    "Board  of   Directors"   shall  mean  the  Board  of  Directors  of  the
       Corporation.

(c) "Change of Control" shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the holders of the capital stock of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation; (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50.0% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Corporation; or (iv) the replacement of a majority of the Board of Directors over a two-year period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

(d) "Series C Closing" shall mean the date of closing of a purchase and sale of shares of Series C Preferred Stock, which may occur on one or more dates.

(e) "Common Stock" shall mean the common stock, $.001 par value, of the Corporation.

(f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(g) "Series C Issue Date" shall mean the date of original issuance of any share of Series C Preferred Stock.

(h) "Series C Junior Stock" shall mean any class or series of capital stock of the Corporation other than Series A Convertible Preference Stock of the Corporation which may be issued which, at the time of issuance, is not declared to be on a parity with or senior to the Series C Preferred Stock as to dividends and rights upon liquidation and which has received the consent required by Section 2(a) hereto.

(i)    "Nasdaq" shall mean the Nasdaq Stock Market.

                                      3-15

(j) "Person" shall mean an individual, corporation, trust partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

(k) "Preferred Stock" shall mean any class or series of preferred stock of the Corporation.

(l) "Series C Redemption Date" shall mean the date fixed for redemption of Series C Preferred Stock at any time two years from the Series C Issue Date.

(m) "Series C Registration Rights Agreement" shall mean the Series C Registration Rights Agreement dated the date of the Series C Closing entered into between each holder of the shares of Series C Preferred Stock and the Corporation.





                                      3-16

                                                                         ANNEX A

                                 FORM OF WARRANT

NEITHER THE WARRANTS REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NONE OF SUCH SECURITIES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT, OR (II) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

DATE: ____________, 2000
NO.: W-_________________

                               WARRANT TO PURCHASE
                                    SHARES OF
                                  COMMON STOCK
                                       OF
                            EXECUTIVE TELECARD, LTD.

         Executive Telecard, Ltd. (also d/b/a eGlobe), a Delaware corporation (the "Corporation"), hereby issues to _____________________________ (the
"Holder") this warrant to purchase from the Corporation, for a price per share equal to $0.01, __________ shares of common stock, $.001 par value per share of the Corporation (the "Common Stock"). 1/

         1. Exercise.

         1.1 Exercise Method. The rights represented by this warrant may be exercised, in whole or in part at any time beginning on the date hereof until 5:00 PM (New York, New York time) on the first anniversary of the date hereof (the "Exercise Period"), by (a) the surrender of this warrant, along with the purchase form attached as Exhibit A (the "Purchase Form"), properly executed, at the address

--------
1/ Holder will be entitled to 5,000 shares of Common Stock (subject to adjustment as specified in section 2) per share of 8% Series C Cumulative Convertible Preferred Stock (the "Shares") if certain revenue targets are not satisfied for the four calendar quarters beginning July 1, 1999 and if the Common Stock has not traded or is not trading at a certain level as more fully described in the Certificate of Designations of the Shares.

of the Corporation set forth in section 6.2 (or such other address as the Corporation may designate by notice in writing to the Holder at its address set forth in section 6.2) and (b) the payment to the Corporation of the exercise price by check, payable to the order of the Corporation, for the number of shares of Common Stock specified in the Purchase Form, together with any applicable stock transfer taxes. A certificate representing the shares of Common Stock so purchased and, in the event of an exercise of fewer than all the rights represented by this warrant, a new warrant in the form of this warrant issued in the name of the Holder or its designee(s) and representing a new warrant to purchase a number of shares of Common Stock equal to the number of shares of Common Stock as to which this warrant was theretofore exercisable less the number of shares of Common Stock as to which this warrant shall theretofore have been exercised, shall be delivered to the Holder or such designee(s) as promptly as practicable, but in no event later than three business days, after this warrant shall have been so exercised.

         1.2 Exercise Condition. This warrant shall be exercisable if the last reported sales price of the Common Stock on the Nasdaq National Market has not exceeded for 20 consecutive trading days during the Exercise Period a price per share greater than 125% of the Conversion Price (as defined in the Certificate of Designations for the 8% Series C Cumulative Convertible Preferred Stock of the Corporation (the "Shares")) of the Shares.

         2. Antidilution. In case the Corporation shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock (including, without limitation, by way of stock splits and the like), (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the
Corporation (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation), the number of shares of Common Stock purchasable upon exercise of this warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock or the kind and number of other securities of the Corporation which it would have owned or have been entitled to receive after the happening of any of the events described above had this warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and the price per share set forth in Section 2 shall be adjusted appropriately. An adjustment made pursuant to this section 2 shall become effective immediately after the effective date of each such event retroactive to the record date, if any, for such event, without amendment or modification required to this document.

         3. Transfer. Subject to applicable law (including the requirements set forth in the legend at the beginning of this warrant), this warrant may be transferred at any time, in whole or in part, to any person or persons. Any transfer shall be effected by the surrender of this warrant, along with the form of assignment attached as Exhibit B, properly executed, at the address of the Corporation set forth in section 6.2 (or such other address as the Corporation may designate by notice in writing to the Holder at its address set forth in section 6.2). Thereupon, the Corporation shall issue in the name or names specified by the Holder a new warrant or warrants of like tenor and representing a warrant or warrants to purchase in the aggregate a number of shares equal to the number of shares to which this warrant was theretofore exercisable less the number of shares as to which this warrant shall theretofore have been exercised.

         4. Payment of Taxes. The Corporation shall cause all shares of Common Stock issued upon the exercise of this warrant to be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Corporation shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to. the issuance or delivery of the shares of Common Stock upon exercise of this warrant, unless such tax or charge is imposed by law upon the Holder.

         5. Reservation of Shares. From and after the date of this warrant, the Corporation shall at all times reserve and keep available for issuance upon the exercise of this warrant a number of its authorized but unissued shares of Common Stock sufficient to permit the exercise in full of this warrant.

         6. Miscellaneous.

         6.1 Securities Act Restrictions. The Holder acknowledges that this warrant may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Act") or an applicable exemption from the registration requirements of the Act and, accordingly, this warrant and all certificates representing the Common Stock issuable upon the exercise of this warrant shall bear a legend in the form set forth on the top of page one of this warrant.

         6.2 Notices. Any notices and other communications under this warrant shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail. postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder): (a) if to the Corporation, to it at: 1720 S. Bellaire Street, 10th Floor, Denver, CO 80222, Fax No. (303) 691-1861, Attention: Chief Executive Officer, and if to the Holder, to it at his/her address appearing on the stock records of the Corporation at the time that a notice shall be mailed, or at such other address as the party to be notified shall from time to time have furnished to the Corporation. All such notices and communications shall be deemed received upon (a) actual receipt thereof by the addressee, (b) actual delivery thereof to the appropriate address or (c) in the case of a facsimile transmission. upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

         6.3 Amendment. This warrant may be modified or amended or the provisions of this warrant may be waived only with the written consent of the Corporation and the Holder.

         6.4 Governing Law. This warrant shall be governed by the law of the State of Delaware, without regard to the provisions thereof relating to conflicts of laws.

                                          EXECUTIVE TELECARD, LTD.

                                          By: __________________________________
                                              Name:
                                              Title:

                                    EXHIBIT A

                                  PURCHASE FORM

[To be executed only upon exercise of warrant]

         The undersigned registered owner of this warrant irrevocably exercises this warrant for the purchase of shares of common stock, $.001 par value per share (the "Common Stock") of Executive Telecard, Ltd., and herewith makes payment therefor, all at the price and on the terms and conditions specified in this warrant and requests that certificates for the shares of Common Stock hereby purchased be issued in the name of and delivered to ________________ whose address is ________________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this warrant, that a new warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

Dated:_________________________        _________________________________________
                                       (Name of Registered Owner)

                                       _________________________________________
                                       (Signature of Registered Owner)

                                       _________________________________________
                                       (Street Address)

                                       _________________________________________
                                       (City)           (State)       (Zip Code)

                                    EXHIBIT B

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED. the undersigned registered owner of this warrant hereby sells, assigns and transfers to the assignee named below all of the rights of the undersigned under this warrant with respect to the number of shares of common stock, $.001 par value per share of Executive Telecard, Ltd. set forth below:

   Name and Address of Assignee                  No. of Shares of Common Stock






and does hereby irrevocably constitute and appoint ____________________ attorney-in-fact to register such transfer on the books of Executive Telecard, Ltd. maintained for the purpose, with full power of substitution in the premises.

Dated:____________________        Print Name:___________________________________
                                  Signature:____________________________________
                     Witness:_____________________________

                                                                       EXHIBIT 4

                           CERTIFICATE OF DESIGNATIONS
                RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                      OF 8% SERIES D CUMULATIVE CONVERTIBLE
                        PREFERRED STOCK BY RESOLUTION OF
                            THE BOARD OF DIRECTORS OF
                            EXECUTIVE TELECARD, LTD.

                       PURSUANT TO SECTION 151 OF THE DGCL

                       8% SERIES D CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK

         I, Christopher J. Vizas, Chairman of the Board of Executive TeleCard, Ltd., a corporation organized and existing under and by virtue of the DGCL, DO HEREBY CERTIFY that, pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, in accordance with the provisions of Section 151 of the DGCL, adopted the following resolution, effective as of January 12, 1999 providing for the creation of the 8% Series D Cumulative Convertible Preferred
Stock:

         RESOLVED that, pursuant to Article IV of the Restated Certificate of Incorporation of the Corporation, there be and hereby is authorized and created a series of Cumulative Convertible Preferred Stock consisting of 125 shares having a par value of $.001 per share, which series shall be titled "8% Series D Cumulative Convertible Preferred Stock."

         The designations, rights, preferences, privileges and restrictions of the 8% Series D Cumulative Convertible Preferred Stock shall be made as follows:

         1. Designation and Amount. This series of Preferred Stock shall be designated and known as "8% Series D Cumulative Convertible Preferred Stock" (the "Series D Preferred Stock") and shall consist of 125 shares. The shares of the Series D Preferred Stock may be issued in different series if more than one Series D Closing shall occur. All the series of the Series D Preferred Stock shall have identical rights, preferences, privileges and restrictions as set forth below, except with respect to the date of the Series D Closing, the First Series D Conversion Date and the Series D Conversion Price. The par value of the Series D Preferred Stock shall be $.001 per share. Certain defined terms used herein are defined in paragraph 8 below.

         2. Voting. 2(a) Except as may be otherwise provided by these terms of the Series D Preferred Stock or by law, the holders of Series D Preferred Stock shall

                                      4-1
have no  voting  rights  unless  dividends  payable  on the  shares  of Series D
Preferred Stock are in arrears for six quarterly periods, in which case the holders of Series D Preferred Stock voting separately as a class with the shares of any other Preferred Stock having similar voting rights, will be entitled at the next regular or special meeting of stockholders of the Corporation to elect one director (such voting rights will continue until such time as the dividend arrearage on Series D Preferred Stock has been paid in full). The affirmative vote or consent of holders of at least 66 2/3% of the outstanding shares of Series D Preferred Stock will be required for the issuance of any class or series of stock of the Corporation ranking senior to or pari passu with the shares of Series D Convertible Preferred Stock (other than the Series A Preference Stock and Series C Preferred Stock), each par value $.001 per share, authorized as of the date hereof) as to dividends or rights on liquidation, winding up and dissolution.

         2(b) Whenever holders of Series D Preferred Stock are required or permitted to take any action by vote as a single class or series, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of the Series D Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         3. Dividends. 3(a) The holders of the Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, when, as and if declared by the Board of Directors, cumulative annual dividends of 8.0% of the Series D Liquidation Amount (as defined below) per share of Series D Preferred Stock outstanding (the "Series D Accruing Dividends"). Series D Accruing Dividends shall accrue from the Series D Issue Date (whether or not the Corporation has earnings, there are funds legally available therefor or such dividends are declared) and shall be fully cumulative. Series D Accruing Dividends shall be payable quarterly out of assets legally available therefor on March 31, June 30, September 30 and December 31 (each of such dates being hereinafter referred to as a "Series D Dividend Payment Date"), commencing December 31, 1999, when, as and if declared by the Board of Directors. All dividends that would accrue through December 31, 2000 on each share of Series D Preferred Stock (whether or not then accrued) shall be payable in full upon conversion of such share (when, as and if declared by the Board of Directors).

         3(b) On each Series D Dividend Payment Date commencing December 31, 2000, or upon conversion of Series D Preferred Stock (subject to Section 5(a)(vi)), Series D Accruing Dividends, may at the option of the Corporation, be payable (i) in cash, (ii) in kind in additional fully paid nonassessable shares of Series D Preferred Stock (including fractional shares, as necessary) at the rate of .01 share of Series D Preferred Stock for each $1,000 of such dividend not made in cash, or (iii) a combination thereof.

                                      4-2

         3(c) All shares of Series D Preferred Stock which may be issued as a dividend will thereupon be duly authorized, validly issued, fully paid and nonassessable.

         3(d) The record date for the payment of Series D Accruing Dividends shall, unless otherwise altered by the Corporation's Board of Directors, be the fifteenth day of the month immediately preceding the month in which the Series D Dividend Payment Date occurs, but in no event more than sixty (60) days nor less than ten (10) days prior to the Series D Dividend Payment Date

         3(e) No dividends shall be granted on any Common Stock or other Series D Junior Stock unless and until all accrued but unpaid dividends with respect to the Series D Preferred Stock have been paid in full. Series D Accruing Dividends shall not be payable unless and until all accrued but unpaid dividends with respect to any Series D Senior Stock then outstanding have been paid in full.

         4. Liquidation. 4(a) (i) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder(s) of each outstanding share of Series D Preferred Stock shall first be entitled, before any distribution or payment is made upon any Series D Junior Stock but after the full Series D Liquidation Preference has been paid with respect to all Series D Senior Stock, to be paid, in the case of each such share, an amount equal to $100,000 per share of Series D Preferred Stock (the "Series D Liquidation Amount"), plus accrued and unpaid dividends thereon (collectively, the "Series D Liquidation Preference"). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series D Preferred Stock shall be insufficient to permit payment in full to all holders of Series D Preferred Stock of the aggregate Series D Liquidation Preference and the amount of any payment to all holders of any other class or series of Preferred Stock ranking on parity with the Series D Preferred Stock as to liquidation, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series D Preferred Stock and the holders of any other class or series of Preferred Stock ranking on parity with the Series D Preferred Stock as to liquidation, in accordance with the respective amounts payable on liquidation upon the shares of Series D Preferred Stock and such Preferred Stock ranking on parity with the Series D Preferred Stock as to liquidation. After payment in full to the holders of Series D Preferred Stock of the aggregate Series D Liquidation Preference as aforesaid, holders of the Series D Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

         (ii) Written notice of any such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given (A) by certified or registered mail, postage prepaid, (B) by a nationally known overnight delivery service or (C) by hand, not less than 45 days prior to the payment date stated therein, to each holder of record of Series D Preferred Stock,

                                      4-3
such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

         4(b) None of the merger or the consolidation of the Corporation, or the sale, lease or conveyance of all or substantially all of its property and business as an entirety, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 4, unless such sale, lease, or conveyance shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

         5. Conversion. The holders of shares of Series D Preferred Stock shall have the following conversion rights:

         5(a). Right to Convert. (i) Subject to the terms and conditions of paragraph 5, including this paragraph 5(a)(i), the holder of any share or shares of Series D Preferred Stock shall have the right at the option of the holder to convert any such share or shares of Series D Preferred Stock, at any time following the 90th day following the relevant Series D Closing (the "First Series D Conversion Date"), into such number of fully paid and nonassessable shares of Common Stock (the "Series D Conversion Rate") as is obtained by (1) multiplying the number of shares of Series D Preferred Stock by the Series D Liquidation Amount and (2) dividing the result by the initial conversion price equal to the lesser of (x) $1.60 and (y) in the event (and only in the event) that the Corporation does not have positive EBITDA for any fiscal quarter commencing with the quarter in which the first Series D Closing occurs and the third fiscal quarter of the Corporation's 1999 fiscal year and does not complete a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to the Corporation of at least $20 million on or prior to the end of the third fiscal quarter of the Corporation's 1999 fiscal year, the last reported closing bid price of the Common Stock on Nasdaq on the last trading day prior to the Corporation's receipt of the written notice referred to in subparagraph 5(a)(iv) of such conversion (such conversion price, as it may have last been adjusted pursuant to the terms hereof, is referred to herein as the "Series D Conversion Price"). Notwithstanding the foregoing, except as provided below, the Series D Preferred Stock (including any shares issued in payment of dividends) may be converted into a maximum of 3,260,091 shares of Common Stock (reduced by the number of shares that are issued upon the exercise of any Warrants), and from and after issuance of such number of shares of Common Stock upon conversion of the Series D Preferred Stock, all shares of the Series D Preferred Stock (whether or not then outstanding) shall cease to be convertible (a "Cessation of Conversion Event"). On or after forty-five (45) days following the Cessation of Conversion Event, the Corporation shall, upon written election by the Corporation or any holder, redeem the number of outstanding shares of Series D Preferred Stock as are indicated in such written election for an amount equal to the Series D Liquidation Preference of such shares. Any redemption by the Corporation shall be made ratably among the holders of Series D Preferred Stock. In the event that the Corporation receives all

                                      4-4
requisite shareholder approvals to issue more than the maximum number of shares of Common Stock set forth above, the Corporation shall issue all shares of Common Stock issuable upon conversion of the Series D Preferred Stock, even if such number exceeds the maximum share limitation set forth above.

         (ii) Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series D Conversion Rate, on the earliest to occur of (1) the first date as of which the last reported sales price of the Common Stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series D Preferred Stock is outstanding, (2) the date that 80% or more of the Series D Preferred Stock issued by the Corporation, cumulatively from and after the date hereof (including without limitation all Series D Preferred Stock issued in the first Series D Closing), whether or not such Series D Preferred Stock is then outstanding, has been converted into Common Stock, the holders thereof have agreed with the Corporation in writing to convert such Series D Preferred Stock into Common Stock or a combination of the foregoing, or (3) the Corporation closes a public offering of equity securities of the Corporation at a price of at least $3.00 per share and with gross proceeds to the Corporation of at least $20 million.

         (iii) Upon any Change of Control, however, each holder of Series D Preferred Stock shall, in the event that the last reported sale price of the Common Stock on Nasdaq on the date immediately preceding the date of the Change of Control (the "Change of Control Price") is less than the Series D Conversion Price, have a one time right to convert such holder's shares of Series D Preferred Stock into shares of the Common Stock at a conversion price equal to the Change of Control Price. In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Change of Control, the Corporation may, at its option, make a cash payment equal to the number of shares of Common Stock to be converted multiplied by the Change of Control Price.

         (iv) Such rights of conversion (other than automatic conversion) shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series D Preferred Stock into Common Stock. Such written notice may be given by telecopying a written and executed notice of conversion to the Corporation at its main telecopier number at its principal office and delivering within five (5) business days thereafter, to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series D Preferred Stock), together with a copy to the Corporation's transfer agent, the original notice of conversion by express courier, together with a certificate or certificates for the shares to be so converted, duly endorsed to the Corporation or in blank, and with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued; provided, however, that the Corporation shall not be obligated to issue certificates for shares of Common Stock

                                      4-5
in any name other than the name or names set forth on the certificates for the shares of Series D Preferred Stock being converted unless all requirements for transfer of Series D Preferred Stock have been complied with. Conversion shall be effective upon receipt by the Corporation and the transfer agent of the telecopied notice (provided that the original notice and the share certificate or certificates are sent to the Corporation and the transfer agent as contemplated above).

         (v) In case of any liquidation of the Corporation, all rights of conversion shall cease and terminate at the close of business on the business day preceding the date fixed for payment of the amount to be distributed to the holders of the Series D Preferred Stock pursuant to paragraph 4.

         (vi) The number of shares into which the Series D Preferred Stock is convertible will be determined without giving effect to any Series D Accruing Dividends on the Series D Preferred Stock. No consideration will be payable in respect of any Accrued Dividends that may exist with respect to any Series D Preferred Stock that the holder elects to convert into Common Stock and the exercise by a holder of Series D Preferred Stock into Common Stock shall constitute a waiver in all respects of any and all rights that the holder may have to such Series D Accruing Dividends, except for Series D Accruing Dividends which accrue through December 31, 2000, which shall be payable in full upon conversion, as provided in the last sentence of paragraph 3(a).

         (vii) Notwithstanding anything herein to the contrary, a holder shall not have the right, and the Corporation shall not have the obligation, to convert all or any portion of the Series D Preferred Stock (and the Corporation shall not have the right to pay dividends on the Series D Preferred Stock in shares of Common Stock at a time when the Common Stock underlying the Series D Preferred Stock is not registered for resale under the Securities Act) if and to the extent that the issuance to the holder of shares of Common Stock upon such conversion (or payment of dividends) would result in the holder owning more than 9.9% of the shares of Common Stock outstanding after such conversion.

         (viii) Common Stock issued upon conversion will include rights to purchase Series A Preference Stock (the "Rights") in accordance with the terms of the Corporation's Rights Agreement, if such conversion occurs prior to the distribution of such Rights or the redemption or expiration thereof.

         5(b). Issuance of Certificates; Time Conversion Effected. (i) Promptly after the receipt of the written notice referred to in subparagraph 5(a)(iv) and surrender of the certificate or certificates for the share or shares of Series D Preferred Stock to be converted, the Corporation shall issue and deliver or cause to be issued and delivered, to such holder of Series D Preferred Stock or to such holder's nominee or nominees, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock, including, subject to

                                      4-6
subparagraph 5(c) below, fractional shares, as necessary, issuable upon the conversion of such share or shares of Series D Preferred Stock. Such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and its transfer agent (by mail or telecopier); provided that the original notice and the certificate or certificates for such share or shares of Series D Preferred Stock to be so converted shall have been surrendered to the Corporation and the transfer agent within five (5) days of the date of receipt of such notice, and at such time the rights of the holder of such share or shares of Series D Preferred Stock shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         (ii) In the case of automatic conversion, the outstanding shares of Series D Preferred Stock shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series D Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series D Preferred Stock at the office of the Corporation or any transfer agent for the Series D Preferred Stock, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series D Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Series D Preferred Stock shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

         5(c). Fractional Shares; Partial Conversion. In the event that the computation pursuant to subparagraph 5(a) of the number of shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock results in any fractional share of Common Stock, the Corporation may, at its option, issue fractional shares or scrip representing fractional shares of Common Stock or pay in cash the value of such fractional shares of Common Stock upon such conversion, which for this purpose shall be deemed to equal the last reported sales price of the Common Stock prior to the First Series D Conversion Date. In case the number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5(a) exceeds the number of shares

                                      4-7
converted, the Corporation shall, upon such conversion, issue and deliver to the holder of the Certificate or Certificates so surrendered, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered which are not to be converted, and which new certificate or certificates shall entitle the holder thereof to the rights of the shares of Series D Preferred Stock represented thereby to the same extent as if the
Certificate theretofore covering such unconverted shares had not been surrendered for conversion.

         5(d). Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 5(m) below or in the case of any Permitted Issuance, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5(d)(1) through 5(d)(4), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series D Conversion Price, forthwith upon such issue or sale, the Series D Conversion Price shall be reduced to the price determined by multiplying the Series D Conversion Price by a fraction (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding (on a fully diluted basis as provided in subparagraph 5(d)(5) below) immediately prior to such issue or sale and (B) the number of shares of Common Stock that the consideration, if any, received by the Corporation upon such issuance or sale would have purchased at the Series D Conversion Price divided by the Series D Conversion Price and (ii) the denominator of which shall be equal to the total number of shares of Common Stock outstanding (on a fully diluted basis as provided in subparagraph 5(d)(5)) immediately after such issue or sale.

         For purposes hereof,  "Permitted  Issuances" means the issue or sale of
(i) shares of Common Stock by the Corporation pursuant to the exercise or conversion, as the case may be, of Convertible Securities outstanding, or issuable under a binding contract existing, immediately prior to the first Series D Closing (as adjusted pursuant to the terms of such securities to give effect to stock dividends or stock splits or a combination of shares in connection with a recapitalization, merger, consolidation or other reorganization occurring after the Series D Closing), and (ii) options to acquire Common Stock by the Corporation pursuant to a resolution of, or a stock option plan approved by a resolution of, the Board of Directors (or the compensation committee thereof) to the Corporation's employees or directors.

         For purposes of this subparagraph 5(d), the following subparagraphs 5(d)(1) to 5(d)(5) shall also be applicable:

         5(d)(1). Issuance of Rights or Options. Except in the event of any Permitted Issuance, in case at any time the Corporation shall in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable (with or without

                                      4-8
further consideration) for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale by the Corporation of all such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series D Conversion Price, then the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding when computing the Series D Conversion Price. Except as otherwise provided in subparagraph 5(d)(3), no adjustment of the Series D Conversion Price shall be made upon the actual issue of Common Stock or Convertible Securities upon exercise of such Options or upon the actual issue of Common Stock upon conversion or exchange of such Convertible Securities.

         5(d)(2). Issuance of Convertible Securities. Except in the event of any Permitted Issuance, in case at any time the Corporation shall in any manner issue (whether directly or upon assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series D Conversion Price, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding when computing the Series D Conversion Price; provided, that (A) except as otherwise provided in subparagraph 5(d)(3), no adjustment of the Series D Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible

                                      4-9

Securities and (B) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series D Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 5(d), no further adjustment of the Series D Conversion Price shall be made by reason of such issue or sale.

         5(d)(3). Change in Option Price or Series D Conversion Rate. If (i) the exercise price provided for in any Option referred to in subparagraph 5(d)(1),
(ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5(d)(1) or 5(d)(2), (iii) the additional consideration, if any, payable upon the issuance of any Convertible Securities issuable upon the exercise of any Options referred to in subparagraph 5(d)(1), (iv) the number of shares of Common Stock issuable upon the exercise of Options referred to in subparagraph 5(d)(1), or (v) the rate at which Convertible Securities referred to in subparagraph 5(d)(1) or 5(d)(2) are convertible into or exchangeable for Common Stock, shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then upon the happening of such event the Series D Conversion Price shall forthwith be readjusted to the Series D Conversion Price which would have been in effect had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, number of shares or conversion rate, as the case may be, at the time initially granted, issued or sold. Upon the expiration of any Option referred to in subparagraph 5(d)(1) or the expiration or termination of any right to convert or exchange Convertible Securities referred to in subparagraphs 5(d)(1) or (2), the Series D Conversion Price then in effect hereunder shall forthwith be increased to the Series D Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued;

         5(d)(4). Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration at the time of such issuance or sale as determined in good faith by the Board of Directors, without deduction of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific

                                      4-10
consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors. If the Board of Directors shall not make any determination, the consideration for the options shall be deemed to be zero.

         5(d)(5). Treasury Shares: Full Dilution. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 5(d). The number of shares outstanding at any given time shall include, in addition to shares of Common Stock then issued and outstanding, all shares of Common Stock issuable upon the exercise of all Options or Convertible Securities outstanding.

         5(e). Subdivision or Combination of Common Stock or Series D Preferred Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series D Conversion Price shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series D Conversion Price shall be proportionately increased. Any dividend or other distribution made upon any capital stock of the Corporation payable in Common Stock or in any security convertible into or exercisable for Common Stock (other than the Series D Preferred Stock) without or for de minimus consideration shall be deemed to be a subdivision for purposes of this subparagraph 5(e). In the event of a subdivision or combination of the Series D Preferred Stock, the Series D Liquidation Amount (and the public offering price referred to in paragraph 5(a)) shall be proportionately reduced or increased, as the case may be.

         5(f). Reorganization. Reclassification. Merger or Distribution. If any of the following shall occur: (i) any distribution on the capital stock of the Corporation or capital reorganization or reclassification of such capital stock which is effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, evidence of indebtedness or other assets (other than cash dividends out of current or retained earnings) with respect to or in exchange for Common Stock, (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, the outstanding shares of Common Stock, or (iii) any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, then, as a condition of such distribution, reorganization, classification, consolidation, merger, sale or conveyance, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series D Preferred Stock shall thereupon have the right to receive, upon the basis

                                      4-11
and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series D Preferred Stock, such shares of stock, securities, evidence of indebtedness or assets as may be issued or payable in such transaction with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such distribution, reorganization, reclassification, consolidation, merger, sale or conveyance not already taken place, and in such case appropriate provisions shall be made with respect to the right and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Series D
Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, evidence of indebtedness or assets thereafter deliverable upon the exercise of such conversion rights. Anything herein to the contrary notwithstanding, if the provisions of this subparagraph 5(f) shall be deemed to apply to any distribution, reorganization, reclassification, consolidation, merger, sale or conveyance in respect of the Corporation or its capital stock, no duplicative adjustments shall be made to the Series D Conversion Price pursuant to subparagraph 5(d) or 5(e) upon the occurrence of such distribution, reorganization, reclassification, consolidation, merger, sale or conveyance.

         5(g). Notice of Adjustment, Redemption. Upon any adjustment of the Series D Conversion Price, then and in each such case the Corporation shall give written notice thereof, (i) by certified or registered mail, postage prepaid,
(ii) by a nationally known overnight delivery service or (iii) delivered by hand, addressed to each holder of shares of Series D Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series D Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

         Any election of redemption pursuant to paragraph 5(a) shall be by a written redemption notice (the "Series D Redemption Notice"), delivered (i) by certified or registered mail, postage prepaid, (ii) by a nationally known overnight delivery service or (iii) delivered by hand, addressed to the Corporation or each holder of shares of Series D Preferred Stock at the address of such holder as shown on the books of the Corporation, as applicable, notifying such holders or the Corporation of the redemption and specifying the redemption price applicable to the Series D Preferred Stock and the redemption date (which shall not be earlier than 30 days following delivery of the Series D Redemption Notice). On or after the redemption date fixed in such Series D Redemption Notice, each holder of shares of Series D Preferred Stock to be so redeemed shall present and surrender the certificate or certificates for such shares to the Corporation at its principal place of business and thereupon the redemption price of such shares shall be paid to, or to the order of, the holder whose name appears on such certificate or certificates as the owner thereof. From and after the close of business on the redemption date, unless (i)

                                      4-12
there shall have been a default in the payment of the redemption price upon surrender of a certificate or certificates representing shares of Series D Preferred Stock to be redeemed or (ii) the provisions of paragraph 6 below shall be applicable, all rights of holders of shares of Series D Preferred Stock subject to redemption on the redemption date (except the right to receive the redemption price upon surrender of a certificate or certificates representing shares of Series D Preferred Stock to be redeemed, but without interest) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         5(h). Other Notices. In case at any time:

               (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any distribution (other than a cash dividend) on the capital stock of the Corporation or capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give (A) by certified or registered mail, return receipt requested, postage prepaid, (B) by a nationally known overnight delivery service or (C) delivered by hand, addressed to each holder of any shares of Series D Preferred Stock at the address of such holder as shown on the books of the Corporation at least 30 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and the date when the same shall take place. Such notice in accordance with the foregoing sentence shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                                      4-13

         5(i). Stock to be Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of Series D Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series D Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the lowest Series D Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Series D Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series D Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

         5(j). Reissuance of Preferred Stock. Shares of Series D Preferred Stock which are converted into shares of Common Stock as provided herein shall resume the status of authorized and unissued shares of Preferred Stock without designation as to series or class until shares are once more designated as part of a particular series or class by the Board of Directors.

         5(k). Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series D Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof; provided. that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series D Preferred Stock which is being converted.

         5(l). Series D Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series D Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Preferred Stock in any manner which interferes with the timely conversion of such Series D Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         5(m). Limitations on Adjustments. Anything herein to the contrary notwithstanding, no adjustment in the Series D Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least $0.01 (one cent) in such Series D

                                      4-14

Conversion Price; provided, that any adjustment which by reason of this subparagraph 5(m) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations of shares of Common Stock or Series D Preferred Stock under this paragraph 5 shall be rounded to the nearest three decimal points.

         6. Certain Approvals. The Corporation acknowledges that as a prerequisite to the conversion of Series D Preferred Stock as contemplated hereby it may be necessary for a holder of Series D Preferred Stock to comply with the filing and notice requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the filing fee for which shall be paid by the Corporation; provided, that all reasonable efforts shall be made by the holders of Series D Preferred Stock to require only one such filing), the requirements of any exchange or market on which the Common Stock may be listed (including, without limitation, the requirement of shareholder approval prior to the issuance of Common Stock upon conversion) or other laws, rules or regulations applicable to such conversion. The Corporation will, at its expense, fully cooperate with the holders of Series D Preferred Stock and use its best efforts to cause any such prerequisite to be met. In the event such prerequisite has not been met on the applicable conversion date, then such date shall, as to such holder of Series D Preferred Stock, be extended until such prerequisite is met, and during such time Series D Accruing Dividends shall continue to accrue as contemplated by paragraph 3 above and such shares of Series D Preferred Stock shall remain outstanding and be entitled to all rights and preferences provided herein.

         7. Information Rights. Each holder of Series D Preferred Stock will be entitled to copies of all material provided to holders of Common Stock and copies of all filings made with the Securities and Exchange Commission pursuant to rules and regulations thereof upon request by such holder.

         8. Definitions.

         "Affiliate" of a Person shall mean someone that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "Board of Directors" shall mean the Board of Directors of the Corporation.

         "Change of Control" shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the holders of the capital stock of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation; (iii) any Person or Group shall become the owner,

                                      4-15
directly or indirectly, beneficially or of record, of shares representing more than 50.0% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Corporation; or (iv) the replacement of a majority of the Board of Directors over a two-year period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "Series D Closing" shall mean the date of closing of a purchase and sale of shares of Series D Preferred Stock, which may occur on one or more dates.

         "Common Stock" shall mean the common stock, $.001 par value, of the Corporation.

         "EBITDA" means the earnings before interest, taxes, depreciation and amortization of the Corporation, determined in accordance with applicable generally accepted accounting principles, applied in a manner consistent with the Corporation's publicly filed financial statements.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Series D Issue Date" shall mean the date of original issuance of any share of Series D Preferred Stock.

         "Series D Junior Stock" shall mean any class or series of capital stock (including Common Stock) of the Corporation (other than Series A Preference Stock and Series C Preferred Stock) which may be issued which, at the time of issuance, is not declared to be on a parity with or senior to the Series D Preferred Stock as to dividends and rights upon liquidation (or in the case of Preferred Stock issued after the date hereof which has not received the consent required by paragraph 2(a) hereto).

         "Nasdaq" shall mean the Nasdaq Stock Market.

         "Person" shall mean an individual, corporation, trust partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

         "Preferred Stock" shall mean any class or series of preferred stock of the Corporation.


                                      4-16

         "Series D Senior Stock" shall mean any class or series of Preferred Stock of the Corporation (including Series A Preference Stock and Series C Preferred Stock) which, at the time of issuance, is declared to be senior to the Series D Preferred Stock as to dividends and rights upon liquidation and (in the case of Preferred Stock issued after the date hereof) which has received the consent required by paragraph 2(a) hereto.

         "Series A Preference Stock" shall mean the Series A Participating Preference Stock, par value $.001 per share, of the Corporation.

         "Series C Preferred Stock" shall mean the 8% Series C Cumulative Convertible Preferred Stock, par value $.001 per share, of the Corporation.

         "Warrants" shall have the meaning set forth in the Stock Purchase Agreement dated January 12, 1999.










                                      4-17

                                                                       EXHIBIT 5

                           CERTIFICATE OF DESIGNATIONS
                RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                OF 8% SERIES E CUMULATIVE CONVERTIBLE REDEEMABLE
                        PREFERRED STOCK BY RESOLUTION OF
                            THE BOARD OF DIRECTORS OF
                            EXECUTIVE TELECARD, LTD.

                       PURSUANT TO SECTION 151 OF THE DGCL

                       8% SERIES E CUMULATIVE CONVERTIBLE
                           REDEEMABLE PREFERRED STOCK

         I, Christopher J. Vizas, Chairman of the Board of Executive TeleCard, Ltd., a corporation organized and existing under and by virtue of the DGCL, DO HEREBY CERTIFY that, pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, in accordance with the provisions of Section 151 of the DGCL, adopted the following resolution, effective as of January 10, 1999 providing for the creation of the 8% Series E Cumulative Convertible Redeemable Preferred Stock:

         RESOLVED that, pursuant to Article IV of the Restated Certificate of Incorporation of the Corporation, there be and hereby is authorized and created a series of Cumulative Convertible Redeemable Preferred Stock consisting of 125 shares having a par value of $.001 per share, which series shall be titled "8% Series E Cumulative Convertible Redeemable Preferred Stock."

         The designations, rights, preferences, privileges and restrictions of the 8% Series E Cumulative Convertible Redeemable Preferred Stock shall be made as follows:

         1. Designation and Amount. This series of Preferred Stock shall be designated and known as "8% Series E Cumulative Convertible Redeemable Preferred Stock" (the "Series E Preferred Stock") and shall consist of 125 shares. The par value of the Series E Preferred Stock shall be $.001 per share. Certain defined terms used herein are defined in paragraph 10 below.

         2. Voting. 2(a) Except as may be otherwise provided by these terms of the Series E Preferred Stock or by law, the holders of Series E Preferred Stock shall have no voting rights unless dividends payable on the shares of Series E Preferred Stock are in arrears for six quarterly periods, in which case the holders of Series E Preferred Stock voting separately as a class with the shares of any other Preferred Stock having similar voting rights, will be entitled at the next regular or special

                                      5-1
meeting of stockholders of the Corporation to elect one director (such voting rights will continue until such time as the dividend arrearage on Series E Preferred Stock has been paid in full). The affirmative vote or consent of holders of at least 66 2/3% of the outstanding shares of Series E Preferred Stock will be required for the issuance of any class or series of stock of the Corporation ranking senior to or pari passu with the shares of Series E Convertible Preferred Stock (other than the Series A Preference Stock, Series C Preferred Stock and Series D Preferred Stock), each par value $.001 per share, authorized as of the date hereof) as to dividends or rights on liquidation, winding up and dissolution.

         2(b) Whenever holders of Series E Preferred Stock are required or permitted to take any action by vote as a single class or series, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of the Series E Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         3. Dividends. 3(a) The holders of the Series E Preferred Stock shall be entitled to receive, out of funds legally available therefor, when, as and if declared by the Board of Directors, cumulative annual dividends of 8.0% of the Series E Liquidation Amount (as defined below) per share of Series E Preferred Stock outstanding (the "Series E Accruing Dividends"). Series E Accruing Dividends shall accrue from the Series E Issue Date (whether or not the Corporation has earnings, there are funds legally available therefor or such dividends are declared) and shall be fully cumulative. Series E Accruing Dividends shall be payable quarterly out of assets legally available therefor on March 31, June 30, September 30 and December 31 (each of such dates being hereinafter referred to as a "Series E Dividend Payment Date"), commencing December 31, 2000, when, as and if declared by the Board of Directors. All dividends that would accrue through December 31, 2000 on each share of Series E Preferred Stock (whether or not then accrued) shall be payable in full upon conversion of such share (when, as and if declared by the Board of Directors).

         3(b) On each Series E Dividend Payment Date commencing December 31, 2000, or upon conversion of Series E Preferred Stock (subject to Section 5(a)(viii)), Series E Accruing Dividends, may at the option of the Corporation, be payable (i) in cash, (ii) in kind in additional fully paid nonassessable shares of Series E Preferred Stock (including fractional shares, as necessary) at the rate of .01 share of Series E Preferred Stock for each $1,000 of such dividend not made in cash, or (iii) a combination thereof; provided, however that the Corporation may pay Series E Accruing Dividends in kind only to the extent that such payment would not require shareholder approvals (including under rules of the Nasdaq Stock Market) or such shareholder approvals shall have been obtained.



                                      5-2

         3(c) All shares of Series E Preferred Stock which may be issued as a dividend will thereupon be duly authorized, validly issued, fully paid and nonassessable.

         3(d) The record date for the payment of Series E Accruing Dividends shall, unless otherwise altered by the Corporation's Board of Directors, be the fifteenth day of the month immediately preceding the month in which the Series E Dividend Payment Date occurs, but in no event more than sixty (60) days nor less than ten (10) days prior to the Series E Dividend Payment Date.

         3(e) No dividends shall be granted on any Common Stock or other Series E Junior Stock unless and until all accrued but unpaid dividends with respect to the Series E Preferred Stock have been paid in full. Series E Accruing Dividends shall not be payable unless and until all accrued but unpaid dividends with respect to any Series E Senior Stock then outstanding have been paid in full. All dividends with respect to the Series E Preferred Stock shall be payable on a parity basis with dividends (including accrued but unpaid dividends) on Series E Parity Stock.

         4. Liquidation. 4(a) (i) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder(s) of each outstanding share of Series E Preferred Stock shall first be entitled, before any distribution or payment is made upon any Series E Junior Stock but after the full Series E Liquidation Preference has been paid with respect to all Series E Senior Stock, and on a parity basis with all Series E Parity Stock, to be paid, in the case of each such share, an amount equal to $100,000 per share of Series E Preferred Stock (the "Series E Liquidation Amount"), plus accrued and unpaid dividends thereon (collectively, the "Series E Liquidation Preference"). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series E Preferred Stock shall be insufficient to permit payment in full to all holders of Series E Preferred Stock of the aggregate Series E Liquidation Preference and the amount of any payment to all holders of any other class or series of Preferred Stock ranking on parity with the Series E Preferred Stock as to liquidation, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series E Preferred Stock and the holders of any other class or series of Preferred Stock ranking on parity with the Series E Preferred Stock as to liquidation, in accordance with the respective amounts payable on liquidation upon the shares of Series E Preferred Stock and such Preferred Stock ranking on parity with the Series E Preferred
Stock as to liquidation. After payment in full to the holders of Series E Preferred Stock of the aggregate Series E Liquidation Preference as aforesaid, holders of the Series E Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

         (ii) Written notice of any such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be

                                      5-3
given (A) by certified or registered mail, postage prepaid, (B) by a nationally known overnight delivery service or (C) by hand, not less than 45 days prior to the payment date stated therein, to each holder of record of Series E Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

         4(b) None of the merger or the consolidation of the Corporation, or the sale, lease or conveyance of all or substantially all of its property and business as an entirety, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 4, unless such sale, lease, or conveyance shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

         5. Conversion. The holders of shares of Series E Preferred Stock shall have the following conversion rights:

         5(a). Right to Convert. (i) Subject to the terms and conditions of paragraph 5, including this paragraph 5(a)(i), from and after the Convertibility Date (as defined below), any share or shares of Series E Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock (the "Series E Conversion Rate") as is obtained by (1) multiplying the number of shares of Series E Preferred Stock by the Series E Liquidation Amount and (2) dividing the result by an initial conversion price equal to $2.125 (such conversion price, as it may have last been adjusted pursuant to the terms hereof, is referred to herein as the "Series E Conversion Price"). The Convertibility Date shall mean the earliest to occur of (1) an election by the holder (a "Convertibility Election"), by written notice to the Corporation to make such share or shares convertible (which election may be made at any time following the Series E Issue Date of such shares), (2) an election by the Corporation, by written notice to the holders, to make all such shares of Series E Preferred Stock convertible (which election may be made at any time in the event (and only in the event) that the Corporation has positive EBITDA for at least one of the first, second or third fiscal quarters of the Corporation's 1999 fiscal year or the Corporation completes a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to the Corporation of at least $20 million on or prior to the end of the third fiscal quarter of the Corporation's 1999 fiscal year), or (3) immediately prior to the automatic conversion of the Series E Preferred Stock into Common Stock pursuant to Section 5(a)(ii).

         (ii) Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series E Conversion Rate, on the earliest to occur of (1) the first date as of which the last reported sales price of the Common Stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series E Preferred Stock is outstanding, (2) the date that 80% or more of the Series E Preferred Stock issued by the Corporation,

                                      5-4
cumulatively from and after the date hereof, whether or not such Series E Preferred Stock is then outstanding, has been converted into Common Stock, the holders thereof have agreed with the Corporation in writing to convert such Series E Preferred Stock into Common Stock or a combination of the foregoing, or
(3) the Corporation closes a public offering of equity securities of the Corporation at a price of at least $3.00 per share and with gross proceeds to the Corporation of at least $20 million.

         (iii) Upon any Change of Control, however, each holder of Series E Preferred Stock shall, in the event that the last reported sale price of the Common Stock on Nasdaq on the date immediately preceding the date of the Change of Control (the "Change of Control Price") is less than the Series E Conversion Price, have a one time right to convert such holder's shares of Series E Preferred Stock into shares of the Common Stock at a conversion price equal to the Change of Control Price. In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Change of Control, the Corporation may, at its option, make a cash payment equal to the number of shares of Common Stock to be converted multiplied by the Change of Control Price.

         (iv) A holder's rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series E Preferred Stock into Common Stock. Such written notice may be given by telecopying a written and executed notice of conversion to the Corporation at its main telecopier number at its principal office and delivering within five (5) business days thereafter, to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series E Preferred Stock), together with a copy to the Corporation's transfer agent, the original notice of conversion by express courier, together with a certificate or certificates for the shares to be so converted, duly endorsed to the Corporation or in blank, and with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued; provided, however, that the Corporation shall not be obligated to issue certificates for shares of Common Stock in any name other than the name or names set forth on the certificates for the shares of Series E Preferred Stock being converted unless all requirements for transfer of Series E Preferred Stock have been complied with. Conversion shall be effective upon receipt by the Corporation and the transfer agent of the telecopied notice (provided that the original notice and the share certificate or certificates are sent to the Corporation and the transfer agent as contemplated above).

         (v) The Corporation's rights of conversion shall be exercised by the Corporation by giving written notice to all holders of Series E Preferred Stock that the Corporation elects to convert a stated number of shares of Series E Preferred Stock into Common Stock. If the Corporation elects to convert less than all of the then outstanding Series E Preferred Stock into Common Stock, such conversion

                                      5-5
shall be effected ratably among the holders of Series E Preferred Stock. Such written notice may be given by mailing to such holders, at their addresses on the records of the Corporation, together with a copy to the Corporation's transfer agent. Upon receipt of such notice of conversion, the holders shall surrender to the Corporation the certificate or certificates for the shares to be so converted, duly endorsed to the Corporation or in blank, and with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued; provided, however, that the Corporation shall not be obligated to issue certificates for shares of Common Stock in any name other than the name or names set forth on the certificates for the shares of Series E Preferred Stock being converted unless all requirements for transfer of Series E Preferred Stock have been complied with. Conversion shall be effective five days after mailing by the Corporation, to the holders of Series E Preferred Stock Corporation and the transfer agent, of the notice of conversion.

         (vi) In the case of automatic conversion, the outstanding shares of Series E Preferred Stock shall be converted into Common Stock automatically without any further action by the holders of such shares or by the Corporation and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

         (vii) In case of any liquidation of the Corporation, all rights of conversion shall cease and terminate at the close of business on the business day preceding the date fixed for payment of the amount to be distributed to the holders of the Series E Preferred Stock pursuant to paragraph 4.

         (viii) The number of shares into which the Series E Preferred Stock is convertible will be determined without giving effect to any Series E Accruing Dividends on the Series E Preferred Stock. No consideration will be payable in respect of any Series E Accrued Dividends that may exist with respect to any Series E Preferred Stock that the holder elects to convert into Common Stock and the exercise by a holder of Series E Preferred Stock into Common Stock shall constitute a waiver in all respects of any and all rights that the holder may have to such Series E Accruing Dividends, except for Series E Accruing Dividends which accrue through December 31, 2000, which shall be payable in full upon conversion, as provided in the last sentence of paragraph 3(a).

         (ix) Common Stock issued upon conversion will include rights to purchase Series A Preference Stock (the "Rights") in accordance with the terms of the Corporation's Rights Agreement, if such conversion occurs prior to the distribution of such Rights or the redemption or expiration thereof.

         5(b). Issuance of Certificates; Time Conversion Effected. (i) Promptly after the receipt of the written notice referred to in subparagraph 5(a)(iv) or 5(a)(v), or upon automatic conversion as referred to in subparagraph 5(a)(vi), as applicable,

                                      5-6
and surrender of the certificate or certificates for the share or shares of Series E Preferred Stock to be converted, the Corporation shall issue and deliver or cause to be issued and delivered, to such holder of Series E Preferred Stock or to such holder's nominee or nominees, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock, including, subject to subparagraph 5(c) below, fractional shares, as necessary, issuable upon the conversion of such share or shares of Series E Preferred Stock. Upon the effectiveness of conversion the rights of the holder of such share or shares of Series E Preferred Stock being converted shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         (ii) The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series E Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series E Preferred Stock at the office of the Corporation or any transfer agent for the Series E Preferred
Stock, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series E Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Series E Preferred Stock shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

         5(c). Fractional Shares; Partial Conversion. In the event that the computation pursuant to subparagraph 5(a) of the number of shares of Common Stock issuable upon conversion of shares of Series E Preferred Stock results in any fractional share of Common Stock, the Corporation may, at its option, issue fractional shares or scrip representing fractional shares of Common Stock or pay in cash the value of such fractional shares of Common Stock upon such conversion, which for this purpose shall be deemed to equal the last reported sales price of the Common Stock prior to the First Series E Conversion Date. In case the number of shares of Series E Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, issue and deliver to the holder of the Certificate or Certificates so surrendered, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series E Preferred Stock represented by the certificate or certificates surrendered which are

                                      5-7
not to be converted, and which new certificate or certificates shall entitle the holder thereof to the rights of the shares of Series E Preferred Stock represented thereby to the same extent as if the Certificate theretofore covering such unconverted shares had not been surrendered for conversion.

         5(d). Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 5(m) below or in the case of any Permitted Issuance, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5(d)(1) through 5(d)(4), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series E Conversion Price, forthwith upon such issue or sale, the Series E Conversion Price shall be reduced to the price determined by multiplying the Series E Conversion Price by a fraction (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding (on a fully diluted basis as provided in subparagraph 5(d)(5) below) immediately prior to such issue or sale and (B) the number of shares of Common Stock that the consideration, if any, received by the Corporation upon such issuance or sale would have purchased at the Series E Conversion Price divided by the Series E Conversion Price and (ii) the denominator of which shall be equal to the total number of shares of Common Stock outstanding (on a fully diluted basis as provided in subparagraph 5(d)(5)) immediately after such issue or sale.

         For purposes hereof,  "Permitted  Issuances" means the issue or sale of
(i) shares of Common Stock by the Corporation pursuant to the exercise or conversion, as the case may be, of Convertible Securities outstanding, or issuable under a binding contract existing, immediately prior to the first issuance date of the Series E Preferred Stock (as adjusted pursuant to the terms of such securities to give effect to stock dividends or stock splits or a combination of shares in connection with a recapitalization, merger, consolidation or other reorganization occurring after the first issuance date of the Series E Preferred Stock), and (ii) options to acquire Common Stock by the Corporation pursuant to a resolution of, or a stock option plan approved by a resolution of, the Board of Directors (or the compensation committee thereof) to the Corporation's employees or directors.

         For purposes of this subparagraph 5(d), the following subparagraphs 5(d)(1) to 5(d)(5) shall also be applicable:

         5(d)(1). Issuance of Rights or Options. Except in the event of any Permitted Issuance, in case at any time the Corporation shall in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable (with or without further consideration) for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Options or the right to convert

                                   5-8
or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale by the Corporation of all such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series E Conversion Price, then the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding when computing the Series E Conversion Price. Except as otherwise provided in subparagraph 5(d)(3), no adjustment of the Series E Conversion Price shall be made upon the actual issue of Common Stock or Convertible Securities upon exercise of such Options or upon the actual issue of Common Stock upon conversion or exchange of such Convertible Securities.

         5(d)(2). Issuance of Convertible Securities. Except in the event of any Permitted Issuance, in case at any time the Corporation shall in any manner issue (whether directly or upon assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series E Conversion Price, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding when computing the Series E Conversion Price; provided, that (A) except as otherwise provided in subparagraph 5(d)(3), no adjustment of the Series E Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (B) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series E Conversion Price have been or are to be made pursuant

                                      5-9
to other provisions of this subparagraph 5(d), no further adjustment of the Series E Conversion Price shall be made by reason of such issue or sale.

         5(d)(3). Change in Option Price or Series E Conversion Rate. If (i) the exercise price provided for in any Option referred to in subparagraph 5(d)(1),
(ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5(d)(1) or 5(d)(2), (iii) the additional consideration, if any, payable upon the issuance of any Convertible Securities issuable upon the exercise of any Options referred to in subparagraph 5(d)(1), (iv) the number of shares of Common Stock issuable upon the exercise of Options referred to in subparagraph 5(d)(1), or (v) the rate at which Convertible Securities referred to in subparagraph 5(d)(1) or 5(d)(2) are convertible into or exchangeable for Common Stock, shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then upon the happening of such event the Series E Conversion Price shall forthwith be readjusted to the Series E Conversion Price which would have been in effect had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, number of shares or conversion rate, as the case may be, at the time initially granted, issued or sold. Upon the expiration of any Option referred to in subparagraph 5(d)(1) or the expiration or termination of any right to convert or exchange Convertible Securities referred to in subparagraphs 5(d)(1) or (2), the Series E Conversion Price then in effect hereunder shall forthwith be increased to the Series E Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued;

         5(d)(4). Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration at the time of such issuance or sale as determined in good faith by the Board of Directors, without deduction of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by

                                      5-10
the Board of Directors. If the Board of Directors shall not make any determination, the consideration for the options shall be deemed to be zero.

         5(d)(5). Treasury Shares: Full Dilution. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 5(d). The number of shares outstanding at any given time shall include, in addition to shares of Common Stock then issued and outstanding, all shares of Common Stock issuable upon the exercise of all Options or Convertible Securities outstanding.

         5(e). Subdivision or Combination of Common Stock or Series E Preferred Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series E Conversion Price shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series E Conversion Price shall be proportionately increased. Any dividend or other distribution made upon any capital stock of the Corporation payable in Common Stock or in any security convertible into or exercisable for Common Stock (other than the Series E Preferred Stock) without or for de minimus consideration shall be deemed to be a subdivision for purposes of this subparagraph 5(e). In the event of a subdivision or combination of the Series E Preferred Stock, the Series E Liquidation Amount (and the public offering price referred to in paragraph 5(a)) shall be proportionately reduced or increased, as the case may be.

         5(f). Reorganization. Reclassification. Merger or Distribution. If any of the following shall occur: (i) any distribution on the capital stock of the Corporation or capital reorganization or reclassification of such capital stock which is effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, evidence of indebtedness or other assets (other than cash dividends out of current or retained earnings) with respect to or in exchange for Common Stock, (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, the outstanding shares of Common Stock, or (iii) any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, then, as a condition of such distribution, reorganization, classification, consolidation, merger, sale or conveyance, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series E Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such

                                      5-11
share or shares of Series E Preferred Stock, such shares of stock, securities, evidence of indebtedness or assets as may be issued or payable in such transaction with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such distribution, reorganization, reclassification, consolidation, merger, sale or conveyance not already taken place, and in such case appropriate provisions shall be made with respect to the right and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Series E
Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, evidence of indebtedness or assets thereafter deliverable upon the exercise of such conversion rights. Anything herein to the contrary notwithstanding, if the provisions of this subparagraph 5(f) shall be deemed to apply to any distribution, reorganization, reclassification, consolidation, merger, sale or conveyance in respect of the Corporation or its capital stock, no duplicative adjustments shall be made to the Series E Conversion Price pursuant to subparagraph 5(d) or 5(e) upon the occurrence of such distribution, reorganization, reclassification, consolidation, merger, sale or conveyance.

         5(g). Notice of Adjustment. Upon any adjustment of the Series E Conversion Price, then and in each such case the Corporation shall give written notice thereof, (i) by certified or registered mail, postage prepaid, (ii) by a nationally known overnight delivery service or (iii) delivered by hand, addressed to each holder of shares of Series E Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series E Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

         5(h). Other Notices. In case at any time:

               (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (ii)   the Corporation   shall offer for subscription pro rata to
the holders of its Common Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any distribution (other than a cash dividend) on the capital stock of the Corporation or capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                                      5-12
then, in any one or more of said cases, the Corporation shall give (A) by certified or registered mail, return receipt requested, postage prepaid, (B) by a nationally known overnight delivery service or (C) delivered by hand, addressed to each holder of any shares of Series E Preferred Stock at the address of such holder as shown on the books of the Corporation at least 30 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and the date when the same shall take place. Such notice in accordance with the foregoing sentence shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         5(i). Stock to be Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of Series E Preferred Stock as herein provided, including any dividends that accrue on the Series E Preferred Stock, as specified in paragraph 3 above, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series E Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the lowest Series E Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Series E Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series E Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

         5(j). Reissuance of Preferred Stock. Shares of Series E Preferred Stock which are converted into shares of Common Stock as provided herein shall resume the status of authorized and unissued shares of Preferred Stock without designation as to series or class until shares are once more designated as part of a particular series or class by the Board of Directors.

                                      5-13

         5(k). Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series E Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof; provided. that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series E Preferred Stock which is being converted.

         5(l). Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series E Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series E Preferred Stock in any manner which interferes with the timely conversion of such Series E Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         5(m). Limitations on Adjustments. Anything herein to the contrary notwithstanding, no adjustment in the Series E Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least $0.01 (one cent) in such Series E Conversion Price; provided, that any adjustment which by reason of this subparagraph 5(m) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations of shares of Common Stock or Series E Preferred Stock under this paragraph 5 shall be rounded to the nearest three decimal points.

         6. Redemption. The shares of Series E Preferred Stock shall be subject to redemption, as follows.

         6(a). Redemption Rights. The shares of Series E Preferred Stock shall be subject to redemption, at any time following the date that is five years after the Series E Issue Date, either (i) at the option of the Corporation, or
(ii) at the option of any holder, provided that the holder has not previously made a Conversion Election. The shares of the Series E Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, (i) in cash,
(ii) by delivery of such number of fully paid shares of Common Stock, valued at the average of the last reported sales price of the Common Stock on Nasdaq for ten trading days before the Series E Redemption Date or (iii) a combination thereof, at a redemption price equal to the Series E Liquidation Preference.

         6(b). Redemption Mechanics. The Corporation shall give a redemption notice (the "Series E Redemption Notice") not less than thirty (30) and not more than sixty (60) days prior to the Series E Redemption Date (i) by certified mail, postage prepaid, (ii) by a nationally known overnight delivery service or
(iii) delivered by hand, addressed to each holder of record of shares of Series E Preferred Stock, notifying such holder of the redemption and specifying the Series E

                                      5-14

Redemption Price applicable to the Series E Preferred Stock, the Series E Redemption Date and the place where said Series E Redemption Price shall be payable. The Series E Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. Except as provided in paragraph 7 below, on or after the Series E Redemption Date fixed in such Series E Redemption Notice, each holder of shares of Series E Preferred Stock to be so redeemed shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in said notice and thereupon the Series E Redemption Price of such shares shall be paid to, or to the order of, the Person whose name appears on such certificate or certificates as the owner thereof. From and after the close of business on the Series E Redemption Date, unless (i) there shall have been a default in the payment of the Series E Redemption Price upon surrender of a certificate or certificates representing shares of Series E Preferred Stock to be redeemed or (ii) the provisions of paragraph 7 below shall be applicable, all rights of holders of shares of Series E Preferred Stock subject to redemption on the Series E Redemption Date (except the right to receive the Series E Redemption Price upon surrender of a certificate or certificates representing shares of Series E Preferred Stock to be redeemed, but without interest) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         7. Certain Approvals. The Corporation acknowledges that as a prerequisite to the conversion of Series E Preferred Stock as contemplated hereby it may be necessary for a holder of Series E Preferred Stock to comply with the filing and notice requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the filing fee for which shall be paid by the Corporation; provided, that all reasonable efforts shall be made by the holders of Series E Preferred Stock to require only one such filing), the requirements of any exchange or market on which the Common Stock may be listed (including, without limitation, the requirement of shareholder approval prior to the issuance of Common Stock upon conversion) or other laws, rules or regulations applicable to such conversion. The Corporation will, at its expense, fully cooperate with the holders of Series E Preferred Stock and use its best efforts to cause any such prerequisite to be met. In the event such prerequisite has not been met on the applicable conversion date, then such date shall, as to such holder of Series E Preferred Stock, be extended until such prerequisite is met, and during such time Series E Accruing Dividends shall continue to accrue as contemplated by paragraph 3 above and such shares of Series E Preferred Stock shall remain outstanding and be entitled to all rights and preferences provided herein.

         8. Registration. Each holder of Series E Preferred Stock will be entitled to the benefit of the Series E Registration Rights Agreement to be entered into between each holder and the Corporation.

                                      5-15

         9. Information Rights. Each holder of Series E Preferred Stock will be entitled to copies of all material provided to holders of Common Stock and copies of all filings made with the Securities and Exchange Commission pursuant to rules and regulations thereof upon request by such holder.

         10. Definitions.

         "Affiliate" of a Person shall mean someone that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "Board of Directors" shall mean the Board of Directors of the Corporation.

         "Change of Control" shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the holders of the capital stock of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation; (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50.0% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Corporation; or (iv) the replacement of a majority of the Board of Directors over a two-year period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "Common Stock" shall mean the common stock, $.001 par value, of the Corporation.

         "EBITDA" means the earnings before interest, taxes, depreciation and amortization of the Corporation, determined in accordance with applicable generally accepted accounting principles, applied in a manner consistent with the Corporation's publicly filed financial statements.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Series E Issue Date" shall mean the date of original issuance of any share of Series E Preferred Stock.

                                      5-16

         "Series E Junior Stock" shall mean any class or series of capital stock (including Common Stock) of the Corporation (other than Series A Preference Stock, Series C Preferred Stock and Series D Preferred Stock) which may be issued which, at the time of issuance, is not declared to be on a parity with or senior to the Series E Preferred Stock as to dividends and rights upon liquidation (or in the case of Preferred Stock issued after the date hereof which has not received the consent required by paragraph 2(a) hereto).

         "Nasdaq" shall mean the Nasdaq Stock Market.

         "Series E Parity Stock" shall mean any class or series of Preferred Stock of the Corporation (including Series D Preferred Stock) which, at the time of issuance, is declared to be on a parity with the Series E Preferred Stock as to dividends and rights upon liquidation and (in the case of Preferred Stock issued after the date hereof) which has received the consent required by paragraph 2(a) hereto.

         "Person" shall mean an individual, corporation, trust partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

         "Preferred Stock" shall mean any class or series of preferred stock of the Corporation.

         "Series E Senior Stock" shall mean any class or series of Preferred Stock of the Corporation (including Series A Preference Stock and Series C Preferred Stock) which, at the time of issuance, is declared to be senior to the Series E Preferred Stock as to dividends and rights upon liquidation and (in the case of Preferred Stock issued after the date hereof) which has received the consent required by paragraph 2(a) hereto.

         "Series A Preference Stock" shall mean the Series A Participating Preference Stock, par value $.001 per share, of the Corporation.

         "Series C Preferred Stock" shall mean the 8% Series C Cumulative Convertible Preferred Stock, par value $.001 per share, of the Corporation.

         "Series D Preferred Stock" shall mean the 8% Series D Cumulative Convertible Preferred Stock, par value $.001 per share, of the Corporation.

         "Warrants" shall have the meaning set forth in the Stock Purchase Agreement dated February 16, 1999.

                                      5-17

                                                                       EXHIBIT 6

                          CERTIFICATE OF DESIGNATIONS,

                             RIGHTS AND PREFERENCES

                                       OF

                      SERIES F CONVERTIBLE PREFERRED STOCK

                                       OF

                            EXECUTIVE TELECARD, LTD.



--------------------------------------------------------------------------------
                             Pursuant to Section 151
                                   of the DGCL
--------------------------------------------------------------------------------

         The  undersigned  DOES HEREBY  CERTIFY that,  pursuant to the authority contained  in  Article  IV of  the  Restated  Certificate  of  Incorporation  of

Executive TeleCard, Ltd., a Delaware corporation, and in accordance with Section

151 of the DGCL,  the Board of Directors has authorized the creation of Series F

Convertible  Preferred Stock having the designations,  rights and preferences as are set  forth  in  Exhibit  6-A  hereto  and  made a part  hereof  and that the following resolution was duly adopted by the Board of Directors:

                  RESOLVED, that a series of authorized Preferred Stock, par value $.001 per share, of the Corporation be, and it hereby is, created; that the shares of such series shall be, and they hereby are, designated as "Series F Convertible Preferred Stock"; that the number of shares constituting such series shall be, and it hereby is, 2,020,000; and that the designations, rights and preferences of the shares of such series are as set forth in Exhibit 6-A attached hereto and made a part hereof.


                                      6-1

                                                                     EXHIBIT 6-A

                      SERIES F CONVERTIBLE PREFERRED STOCK

         The following sections set forth the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Corporation's Series F Convertible Preferred Stock, par value $.001 per share ("Series F Preferred"). Capitalized terms used herein are defined in Section 6 below.

         SECTION 1. VOTING RIGHTS.

         Except as otherwise provided herein or as required by law, the Series F Preferred shall vote with the shares of the Common Stock of the Corporation (and each other class of stock so voting), and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series F Preferred shall be entitled to such number of votes as shall be equal to 25% of the number of shares of Common Stock into which such holder's aggregate number of shares of Series F Preferred are convertible pursuant to Section 5 below immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, rounded up to the nearest whole number.

         SECTION 2. NO REDEMPTION.

         Series F Preferred shall not be redeemable.

         SECTION 3.        DIVIDEND RIGHTS.

         Except as otherwise provided herein or as required by law, holders of Series F Preferred shall be entitled to receive dividends only when and as declared by the Corporation's Board of Directors with respect to Series F Preferred, only out of funds that are legally available therefor and only in the event that the Corporation at the same time declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property). In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) on or prior to the Adjustment Date, other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series F Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series F Preferred had all of the outstanding Series F Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as. of which the record holders of Common

                                     6-A-1

Stock entitled to such dividends are to be determined. Series F dividend rights shall be junior to the dividend rights of all earlier series of preferred stock.

         SECTION 4. LIQUIDATION RIGHTS.

         Upon any Liquidation, after the payment of the full liquidation preference of any series of preferred stock senior to the Series F Preferred, the holders of Series F Preferred shall be entitled to participate in distributions to holders of the Common Stock (along with each other class of stock with similar rights) such that the holders of Series F Preferred receive aggregate distributions equal to the amounts that such holders would have received if the Series F Preferred Stock had been converted into Common Stock immediately prior to such Liquidation. Series F liquidation rights shall be junior to the liquidation rights of all earlier series of preferred stock.

         SECTION 5. CONVERSION.

         The holders of the Series F Preferred shall have the following rights with respect to the conversion of the Series F Preferred into shares of Common
Stock:

         5A. Optional Conversion. At any time and from time to time after the issuance thereof, subject to and in compliance with the provisions of this
Section 5, any shares of Series F Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable, shares of Common Stock. The number of shares of Common Stock to which a holder of Series F Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series F Conversion Rate" then in effect (determined as provided in Section
5B) by the number of shares of Series F Preferred being converted.

         5B. Series F Conversion Rate.

             (i) Series F Conversion-Rate Formula. The conversion rate in effect at any time for conversion of the Series F Preferred (the "Series F Conversion Rate") shall be equal to the quotient obtained by dividing $4.00 by the applicable "Series F Market Factor" (determined as provided in Section 5B(ii)).

                  (ii) Series F Market Factor. The Series F Market Factor for the Tranche 1 Shares shall mean the following: (A) if the Market Price is less than or equal to $2.50 as of the Adjustment Date, the Series F Market Factor shall equal $2.50; (B) if the Market Price is greater than $2.50 but less than $4.00 as of the Adjustment Date, the Series F Market Factor shall equal the

                                     6-A-2

Market Price; and (C) if the Market Price is greater than or equal to $4.00 as of the Adjustment Date, the Series F Market Factor shall equal $4.00. The Series F Market Factor for the Tranche 2 Shares shall mean the following: (A) if the Market Price is less than or equal to $2.50 as of the Series F Determination Date, the Series F Market Factor shall equal $2.50; (B) if the Market Price is greater than $2.50 but less than $4.00 as of the Series F Determination Date, the Series F Market Factor shall equal the Market Price; and (C) if the Market Price is greater than or equal to $4.00 as of the Series F Determination Date, the Series F Market Factor shall equal $4.00. Notwithstanding the foregoing, (i) the Series F Market Factor shall equal $4.00 (1) for any Series F Preferred that is converted prior to the Adjustment Date (whether by the holder or automatically pursuant to Section 5E), and (2) for any Series F Preferred if the Target Achievement Percentage (as defined in the Series F Side Letter) is fifty percent (50%), and (ii) the Series F Market Factor shall equal $2.50 for the Tranche 2 Shares if it is not deemed to equal $4.00 under clause (i) of this sentence and the Series F Determination Date occurs as a result a Default Event prior to the occurrence of all dates referred to in clauses (i) and (iii) of the definition of Series F Determination Date.

         5C. Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Series F Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such transaction ("Change of Control Transaction"), provision shall be made so that the holders of the Series F Preferred shall thereafter be entitled to receive upon conversion of the Series F Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series F Preferred after such transaction to the end that the provisions of this Section 5 (including adjustment of the Series F Conversion Rate then in effect and the number of shares issuable upon conversion of the Series F Preferred) shall be applicable after that event and be as nearly equivalent as practicable. In the case of any reorganization, merger or consolidation in which the Corporation is not the surviving entity, the Corporation shall not consummate the transaction unless the entity surviving such transaction assumes all of the Corporation's obligations hereunder.

         If at any time or from time to time after the Original Series F Issue Date, the Common Stock issuable upon the conversion of the Series F Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 5), in any such event each holder of Series F Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Series F Preferred could have been converted immediately prior to such

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

recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof

         5D. Notices.

             (i) Immediately upon any adjustment of the Series F Conversion Rate other than as contemplated in Section 5B, the Corporation shall give written notice thereof to all holders of Series F Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

             (ii) Upon (A) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (B) any reorganization, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Liquidation, the Corporation shall mail to each holder of Series F Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger or Liquidation is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger or Liquidation.

         5E. Automatic Conversion. Each share of Series F Preferred then outstanding shall automatically be converted into shares of Common Stock, based on the then-effective Series F Conversion Rate, on the earliest to occur of (i) the first date as of which the Market Price is $4.00 or more for any 15 consecutive trading days during any period in which Series F Preferred is outstanding and (ii) July 1, 2001. Any Series F Preferred issued at any time after an automatic conversion under the prior sentence shall be converted automatically into shares of Common Stock, based on the then-effective Series F Conversion Rate, on the earliest to occur of (i) the first date after the date of issuance of such Series F Preferred as of which the Market Price is $4.00 or more for any 15 consecutive trading days during any period in which such Series F Preferred is outstanding and (ii) July 1, 2001.

         5F. Mechanics of Conversion.

             (i) Optional Conversion. Each holder of Series F Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series F Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the

                                     6-A-4
same. Such notice shall state the number of shares of Series F Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and a certificate representing any Series F Preferred shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series F Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

              (ii) Automatic Conversion. Upon the occurrence of the event specified in Section 5E, the outstanding shares of Series F Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series F Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series F Preferred at the office of the Corporation or any transfer agent for the Series F Preferred, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series F Preferred surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Series F Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

         5G. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series F Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series F Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion. Notwithstanding the foregoing, in the event that any holder converts

                                     6-A-5
shares of Series F Preferred ten times within any one year period, the Corporation shall not be obligated to pay any cash amount for fractional shares upon any subsequent conversion(s) by such holder during such year, but may withhold the fractional share(s) and aggregate such fractional share(s) with any additional fractional share(s) issuable to such holder during such year, and pay the cash (if any) required by this section for any fractional shares remaining after such aggregation at the end of such year.

         5H. Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the shares of Series F Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Preferred. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series F Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         5I. Payment of Taxes. The issuance of certificates for shares of Common Stock upon conversion of Series F Preferred shall be made without charge to the holders of such Series F Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series F Preferred so converted were registered.

         SECTION 6. DEFINITIONS.

         "Adjustment Date" means the earlier of the date of a Change of Control Transaction (as defined in Section 5C) or December 31, 1999.

         "Closing Price" of each share of Common Stock or other security means the composite closing price of the sales of the Common Stock or such other security on all securities exchanges on which such security may at the time be listed (as reported in The Wall Street Journal) or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices of the Common Stock or such other security on all such exchanges at the end of such day, or, if such security is not so listed, the closing price (or last price, if applicable) of sales of the Common Stock or such other security in the Nasdaq National Market (as reported in The Wall Street Journal on such day, or if such security is not quoted in the Nasdaq National Market but is traded over-the-counter, the average

                                     6-A-6
of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

         "Common Stock" means, collectively, the Corporation's common stock, par value $.001 per share; and if there is a change such that the securities issuable upon conversion of Series F Preferred are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Common Stock" shall mean the shares of the security issuable upon conversion of Series F Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         "Series F Determination Date" means the earliest to occur of (i) a Change of Control Transaction (as defined in Section 5C), (ii) a Default Event (as defined in the Series F Side Letter), or (iii) the date that is the earlier of March 30, 2001 or the date when the Corporation announces its fourth quarter and annual financial results for the 2000 fiscal year.

         "Liquidation" means the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; provided, however, that neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a Liquidation.

         "Market Price" means (i) if the Common Stock is listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the period of 15 consecutive trading days consisting of the day as of which the Market Price is being determined and the 14 consecutive trading days prior to such day (the "Pricing- Period"), -the Closing Price of the Common Stock averaged over the 15 consecutive trading days constituting the Pricing Period, or (ii) if the Common Stock is not listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the Pricing Period, the fair value of the Common Stock determined by agreement between the Corporation and the holders of a majority of the outstanding Series F Preferred or, if they are unable to reach agreement within a reasonable period of time, the fair value of the Common Stock as determined by an independent appraiser selected by the Corporation (which appraiser may be the Corporation's investment banker, and the fees and expenses of such appraiser shall be borne by the Corporation), which determination shall be final and binding upon the Corporation and the holders of the outstanding Series F Preferred.

         "Series F Merger Agreement" means the Agreement and Plan of Merger dated as of February 3, 1999 by and among the Corporation, TeleKey, the

                                     6-A-7
stockholders of TeleKey, and eGlobe Merger Sub No. 2, Inc., a wholly-owned subsidiary of the Corporation.

         "Original Series F Issue Date" means the Effective Time, as such term is defined in the Merger Agreement.

         "Series F Preferred" means the Corporation's Series F Convertible Preferred Stock, par value $.001 per share.

         "Series F Side Letter" means the side letter, dated as of 1998 by and among the Corporation, TeleKey and the stockholders of TeleKey, which sets forth the procedure for calculating the Target Achievement Percentage.

         "TeleKey" means TeleKey, Inc., a Georgia corporation.

         "Tranche 1 Shares" means 1,010,000 shares of Series F Preferred to be issued on the Closing Date, as such term is defined in the Merger Agreement.

         "Tranche 2 Shares" means the up to 1,010,000 shares of Series F Preferred constituting the Acquiror Convertible Preferred Stock Tranche 2, as such term is defined in the Series F Side Letter.

         SECTION 7. AMENDMENT AND WAIVER.

         No amendment, modification or waiver of any of the terms or provisions of the Series F Preferred shall be binding or effective without the prior approval (by vote or written consent) of the holders of a majority of the Series F Preferred then outstanding. Any amendment, modification or waiver of any of the terms or provisions of the Series F Preferred with such approval, whether prospective or retroactively effective, shall be binding upon all holders of Series F Preferred.

         SECTION 8. REGISTRATION OF TRANSFER.

         The Corporation shall keep at its principal office a register for the registration of Series F Preferred. Upon the surrender of any certificate representing Series F Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series F Preferred shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series F Preferred shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

                                     6-A-8

         SECTION 9.        REPLACEMENT.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series F Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series F Preferred shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         SECTION 10.       NOTICES.

         Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed (i) if to the Corporation, to its principal executive offices, and (ii) if to stockholders, to each holder of record at the address of such holder appearing on the books of the Corporation.








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